     As Filed with the Securities and Exchange Commission on August 11, 2006
                           Registration No. 333-129910

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                         Post Effective Amendment No. 2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                TANK SPORTS, INC.

                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

            California                   3751                    95-4849012
--------------------------------------------------------------------------------
(State or jurisdiction of       (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                               10925 Schmidt Road
                           El Monte, California 91733
                                 (626) 350-4039

          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                                 Jing Jing Long
                                    President
                               10925 Schmidt Road
                           El Monte, California 91733
                                  (626)350-4093

            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   COPIES TO:

                            THE O'NEAL LAW FIRM, P.C.
                       Attention: William D. O'Neal, Esq.
                            17100 East Shea Boulevard
                                   Suite 400-D
                          Fountain Hills, Arizona 85268
                              (480) 812-5058 (tel)

                              (480) 816-9241 (fax)

          Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the  securities  being  registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the  Securities  Act  registration  statement  number of the  earlier  effective registration statement for the same offering. [ ]

If this Form is a  post-effective  amendment filed pursuant to Rule 462(c) under the  Securities  Act,  check  the  following  box and  list the  Securities  Act registration  statement number of the earlier effective  registration  statement for the same offering. [ ]

If this Form is a  post-effective  amendment filed pursuant to Rule 462(d) under the  Securities  Act,  check  the  following  box and  list the  Securities  Act registration  statement number of the earlier effective  registration  statement for the same offering. [ ]

If delivery  of the  prospectus  is  expected  to be made  pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

 Title of Securities to be      Amount to be     Proposed maximum offering     Proposed maximum aggregate    Amount of
       Registered (1)            registered           price per share (3)              offering            registration
                                                                                       price (US $)            Fee (2)
-----------------------------------------------------------------------------------------------------------------------
 Common stock to be Offered      1,446,500                 $1.00                        $1,446,500             $170.37
   for resale by selling
      stockholders
-----------------------------------------------------------------------------------------------------------------------
   Total Registration Fee                                                                                      $170.37

(1) In the  event of a stock  split,  stock  dividend,  or  similar  transaction involving our common stock, the number of shares registered shall  automatically be increased to cover the additional shares of common stock issuable pursuant to
Rule 416 under the Securities Act of 1933, as amended.

(2) Fee  calculated  in  accordance  with  Rule  457(c) of the  Securities  Act.
Estimated for the sole purpose of calculating the registration fee.

(3) Fixed offering price was set by the selling  shareholders  until  securities are quoted on the OTC Bulletin Board or other national exchange,  and thereafter at prevailing  market  prices or privately  negotiated  prices.  There can be no assurance  that our shares  will be  approved  for  listing on the OTC  Bulletin
Board.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS
MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE  REGISTRANT  SHALL FILE A
FURTHER AMENDMENT WHICH  SPECIFICALLY  STATES THAT THIS  REGISTRATION  STATEMENT
SHALL  THEREAFTER  BECOME  EFFECTIVE  IN  ACCORDANCE  WITH  SECTION  8(A) OF THE
SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE
DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE  INFORMATION  IN THIS  PROSPECTUS  IS NOT COMPLETE  AND MAY BE CHANGED.  THE
SELLING  SHAREHOLDERS  MAY NOT SELL  THESE  SECURITIES  UNTIL  THE  REGISTRATION
STATEMENT  FILED WITH THE SEC IS EFFECTIVE.  THIS  PROSPECTUS IS NOT AN OFFER TO
SELL THESE  SECURITIES  AND IS NOT  SOLICITING AN OFFER TO BUY THE SECURITIES IN
ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                  April 25, 2006

                                TANK SPORTS, INC.
                            A CALIFORNIA CORPORATION
               RELATING TO THE RESALE OF UP TO 1,446,500 SHARES OF
                         TANK SPORTS, INC. COMMON STOCK

The prospectus and the registration  statement, of which it is a part, are being filed with the SEC to  satisfy  our  obligations  to the  recipients  of certain shares of  common  stock  (the  "Selling  Shareholders")  of Tank  Sports,  Inc.
Accordingly,  the prospectus and the registration  statement cover the resale by certain Selling Shareholders of 1,446,500 shares of our common stock.

There is currently no public market for our shares.

The sales price to the public was set by the selling  shareholders  at $1.00 per share for a total of  $1,446,500.  The price of $1.00 per share is a fixed price until  the  shares  are  listed  on the OTC  Bulletin  Board or  other  national exchange,  and  thereafter at prevailing  market prices or privately  negotiated prices.  There can be no assurance  that our shares will be approved for listing on the OTC Bulletin Board.

   CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

NEITHER  THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR  ANY  STATE  SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS
PROSPECTUS  IS TRUTHFUL OR  COMPLETE.  ANY  REPRESENTATION  TO THE CONTRARY IS A
CRIMINAL OFFENSE.

The date of this prospectus is April 25, 2006.

                                TABLE OF CONTENTS

                                                                     PAGE NUMBER

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE................................................ 39
DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES

                              ABOUT THIS PROSPECTUS

This  prospectus  is  part  of a  resale  registration  statement.  The  selling shareholders  ("Selling  Shareholders")  may sell some or all of their shares in transactions from time to time.

You should rely only on the  information  contained or incorporated by reference in this  prospectus.  We have not  authorized  anyone  else to provide  you with different information.  If anyone provides you with different  information,  you should not rely upon it. You should  assume that the  information  appearing  in this  prospectus,  as well as the  information  we file with the  Securities and
Exchange  Commission  ("SEC") and incorporate by reference in this prospectus is accurate only as of the date of the documents  containing  the  information.  As used in this  prospectus,  the terms "we", "us", "our" and "Tank" refer to "Tank
Sports, Inc." All dollar amounts refer to United States dollars unless otherwise indicated.

                               PROSPECTUS SUMMARY

The  following  summary  highlights  selected  information   contained  in  this
prospectus.  This  summary  does not  contain  all the  information  you  should consider  before  investing  in the  securities.  Before  making  an  investment decision,  you should read the entire prospectus carefully,  including the "Risk
Factors"  section,  the  financial  statements  and the  notes to the  financial statements.

GENERAL

Tank Sports,  Inc. was  originally  incorporated  under the laws of the State of
California on March 5, 2001,  as Bi-Tank,  Inc. On June 21, 2004, we amended our
Articles of Incorporation changing our name to "Tank Sports, Inc." Our executive offices are located at 10925  Schmidt  Road,  El Monte,  California  91733.  Our
telephone number is (626) 350-4039.

OUR BUSINESS

We market,  sell and distribute  recreational  and  transportation  motorcycles, all-terrain vehicles ("ATVs"),  dirt bikes,  scooters and Go Karts in the United
States and in International markets. We complement each of product lines with an assortment of replacement parts and accessories.  We market our products through
Tank  Sports,  Inc.,  as well as a network of dealers  and  distributors  in the
United States.  In the  International  markets,  we sell our products  through a network of dealers and distributors  serving countries such as Mexico,  Ecuador,
Jamaica and Finland.

NUMBER OF SHARES OUTSTANDING

There were  8,125,700  shares of our common stock issued and  outstanding  as at
April 25, 2006.

USE OF PROCEEDS

We will not  receive  any of the  proceeds  from the sale of the  shares  of our common stock being offered for sale by the Selling  Shareholders.  We will incur all costs associated with this prospectus and related registration statement.

PROSPECTUS SUMMARY - continued

SUMMARY OF FINANCIAL DATA

The  summarized  financial data set forth in the table below is derived from and should be read in  conjunction  with our audited  financial  statements  for the period from March 1, 2003 to the year ended  February 28, 2004,  the period from
March 1, 2004 to the year ended  February  28, 2005,  and our interim  financial statements for the period ending November 30, 2005, including the notes to those financial statements which are included elsewhere in this prospectus.

                                    As of          As of
                                   February       November
                                   28, 2005       30, 2005
                                               (Unaudited)
-----------------------------   -----------    -----------
Balance Sheet:
-----------------------------   -----------    -----------
Current assets                  $   493,678    $ 2,591,484
-----------------------------   -----------    -----------
Total assets                    $   730,281    $ 2,876,600
-----------------------------   -----------    -----------
Current liabilities             $ 1,308,234    $ 3,276,857
-----------------------------   -----------    -----------
Working capital                 $  (814,556)   $  (685,373)
-----------------------------   -----------    -----------
Stockholders' deficit           $  (577,953)   $  (435,712)
-----------------------------   -----------    -----------
Loss per Share                  $     (0.02)   $     (0.00)
-----------------------------   -----------    -----------

Statement of Operations:
-----------------------------   -----------    -----------
Revenue                         $ 2,858,609    $ 5,722,220
-----------------------------   -----------    -----------
Total expenses                  $   809,909    $ 1,533,535
-----------------------------   -----------    -----------
Net loss/profit                 $  (121,478)   $    16,541
-----------------------------   -----------    -----------

                                  RISK FACTORS

An investment in our common stock involves a number of very  significant  risks.
You should carefully  consider the following risks and uncertainties in addition to other  information  in this  prospectus  in  evaluating  our  Company and its business before purchasing  shares of our common stock. Our business,  operating results and  financial  condition  could be  seriously  harmed due to any of the following  risks.  You could lose all or part of your  investment  due to any of these risks.

RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK

IF AND WHEN A MARKET  FOR OUR  COMMON  STOCK  DEVELOPS,  SALES OF A  SUBSTANTIAL
NUMBER OF SHARES OF OUR  COMMON  STOCK  INTO THE  PUBLIC  MARKET BY THE  SELLING
STOCKHOLDERS  MAY RESULT IN  SIGNIFICANT  DOWNWARD  PRESSURE ON THE PRICE OF OUR
COMMON  STOCK AND COULD  AFFECT THE ABILITY OF OUR  STOCKHOLDERS  TO REALIZE THE
CURRENT TRADING PRICE OF OUR COMMON STOCK.

If and when a market  for our  common  stock  develops,  sales of a  substantial number  of  shares  of our  common  stock in the  public  market  could  cause a reduction in the market price of our common stock.  We had  8,125,700  shares of common stock issued and outstanding as of April 25,2006.  When this registration statement is declared effective, the Selling Stockholders will be able to resell up to 1,446,500 shares of our common stock. As a result, a substantial number of our shares of common  stock may be issued  and may be  available  for  immediate resale,  which could have an adverse effect on the price of our common stock. As a result of any such  decreases  in price of our common  stock,  purchasers  who acquire  shares  from the  Selling  Stockholders  may lose  some or all of their investment.

Any  significant  downward  pressure  on the  price of our  common  stock as the selling stockholders sell their shares of our common stock could encourage short sales by the selling  stockholders  or others.  Any such short sales could place further downward pressure on the price of our common stock.

ADDITIONAL ISSUANCES OF EQUITY SECURITIES MAY RESULT IN DILUTION TO OUR EXISTING
STOCKHOLDERS.

Our Articles of  Incorporation  authorize the issuance of  50,000,000  shares of common stock.  Common stock is our only authorized  class of stock. The board of directors has the authority to issue  additional  shares of our capital stock to provide  additional  financing in the future and the issuance of any such shares may result in a reduction of the book value or market  price of the  outstanding shares of our common  stock.  Although we have no current  plans or intention to issue additional  securities in the foreseeable  future, if we do issue any such
additional   shares,   such   issuance  also  will  cause  a  reduction  in  the
proportionate ownership and voting power of all other stockholders.  As a result of such  dilution,  if you acquire  shares of our common  stock from the Selling
Shareholders,  your  proportionate  ownership  interest and voting power will be decreased  accordingly.  Further,  any such issuance could result in a change of control.

OUR COMMON STOCK IS  CLASSIFIED  AS A "PENNY STOCK" UNDER SEC RULES WHICH LIMITS
THE MARKET FOR OUR COMMON STOCK.

RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK - continued

The SEC has adopted  rules that regulate  broker-dealer  practices in connection
with   transactions  in  "penny  stocks."  Penny  stocks  generally  are  equity securities with a price of less than $5.00 (other than securities  registered on certain national securities  exchanges or quoted on the NASDAQ system,  provided that current price and volume  information  with respect to transactions in such securities  is provided by the exchange or system).  Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure  document prepared by the
SEC,  which  specifies  information  about  penny  stocks  and  the  nature  and significance  of risks of the penny  stock  market.  A  broker-dealer  must also provide the customer  with bid and offer  quotations  for the penny  stock,  the compensation  of the  broker-dealer,  and sales person in the  transaction,  and monthly account statements  indicating the market value of each penny stock held in the  customer's  account.  In addition,  the penny stock rules  require that, prior to a transaction  in a penny stock not otherwise  exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable  investment for the purchaser and receive the purchaser's  written agreement to the transaction.  These disclosure requirements may have the effect of reducing the trading  activity in the secondary market for stock that becomes subject to those penny stock  rules.  If a trading  market for our common  stock develops,  our common  stock will  probably  become  subject to the penny  stock rules, and shareholders may have difficulty in selling their shares.

RISKS RELATED TO OUR BUSINESS

OUR AUDITORS HAVE ISSUED A "GOING CONCERN"  QUALIFICATION TO THE AUDIT REPORT of
the financial  statements of Tank Sports,  Inc. for the year ended  February 28,
2005 DUE TO THE CONTINUING  LOSSES ON OPERATIONS,  WHICH INDICATES THE POTENTIAL
FOR BUSINESS FAILURE OF THE COMPANY.

The  independent  auditor's  report  accompanying  our February 28, 2005 audited financial statements contains an explanatory  paragraph  expressing  substantial doubt about our ability to continue as a going concern. The financial statements have been prepared "assuming that the Company will continue as a going concern."
Our ability to continue as a going  concern is dependent  on raising  additional capital to fund our operations and  ultimately on generating  future  profitable operations.  There can be no assurance that we will be able to raise  sufficient additional  capital or eventually  have  positive  cash flow from  operations to address  all of our cash  flow  needs.  If we are not  able to find  alternative sources of cash or generate positive cash flow from operations, our business may not be able to continue  as a going  concern and could  potentially  fail.  As a result, shareholders could lose their entire investment in our company.

FAILURE TO RETAIN OUR  EXISTING  MANAGEMENT  TEAM  COULD  NEGATIVELY  IMPACT OUR
REVENUES.

Our  success  depends  largely  on the  skills of  certain  key  management,  in particular our Chairman,  Ms. Jing Jing Long , our President and Treasurer , and
our  Secretary,  Mr.  Jim Ji.  We do not  have  employment  agreements  with our executive officers, key management or other employees and, therefore, they could terminate their employment at any time without  penalty.  We do not maintain key person life insurance  policies on any of our  employees.  While none of our key employees has  expressed any plans to leave our company in the near future,  the loss of one or more of our key employees  could  negatively  impact our revenues

RISKS RELATED TO OUR BUSINESS - continued

and our ability to generate profits.  We may not be able to recruit personnel on acceptable terms to replace these individuals in a timely manner, or at all.

WE ARE ALSO  DEPENDENT  FOR OUR  SUCCESS ON OUR  ABILITY  TO ATTRACT  AND RETAIN
TECHNICAL  MOTOR  VEHICLE  PERSONNEL,  SALES AND  MARKETING  PERSONNEL AND OTHER
SKILLED MANAGEMENT.

Our  success  depends to a  significant  degree upon our ability to attract, retain and motivate  highly skilled and qualified  personnel.  While we have not experienced  any problems  attracting  and  retaining key personnel in the past, failure to attract and retain necessary technical motor vehicle personnel, sales and  marketing  personnel  and skilled  management  could  adversely  affect our business.  If we fail to attract,  train and retain sufficient  numbers of these highly  qualified  people,  our  prospects,  business,  financial  condition and results of operations will be materially and adversely affected.

OUR FUTURE  SUCCESS  DEPENDS ON OUR  ABILITY  TO  RESPOND TO  CHANGING  CONSUMER
DEMANDS,  IDENTIFY  AND  INTERPRET  RECREATIONAL  VEHICLE  TRENDS  AND  INDUSTRY
STANDARDS AND SUCCESSFULLY MARKET NEW PRODUCTS.

The  recreational  vehicle  industry  is subject to  rapidly  changing  consumer demands, technological improvements and industry standards. Accordingly, we must identify and interpret vehicle trends and respond in a timely manner. Demand for and market  acceptance  of new  products  are  uncertain  and  achieving  market acceptance for new products generally requires  substantial  product development and marketing efforts and  expenditures.  If we do not continue to meet changing consumer demands and develop  successful product lines in the future, our growth and  profitability  will be  negatively  impacted.  If we  fail  to  anticipate, identify or react appropriately to changes in product style,  quality and trends or are not  successful  in  marketing  new  products,  we  could  experience  an inability to profitably sell our products even at lower cost margins. Because of these  risks,  a number of  companies in the  recreational  vehicle  industry in general,  have experienced  periods of rapid growth in revenues and earnings and thereafter  periods  of  declining  sales and  losses,  which in some cases have resulted in companies  in these  industries  ceasing to do business.  Similarly, these risks could have a severe  negative effect on our results of operations or financial condition.

OUR BUSINESS AND THE SUCCESS OF OUR PRODUCTS COULD BE HARMED IF WE ARE UNABLE TO
MAINTAIN THEIR BRAND IMAGE.

Our  success is  dependent  in large part to the  strength of the brand names we distribute.  If we are unable to timely and  appropriately  respond to  changing consumer  demand,  the brand name and brand image we distribute may be impaired.
Even if we react appropriately to changes in consumer preferences, consumers may consider those brand images to be outdated or associate those brands with styles of recreational  vehicles that are no longer  popular.  If our product lines are deemed  inexpensive  but of poor  quality,  we may  experience  periods of rapid growth in  revenues  and  earnings  followed by periods of  declining  sales and losses. Our business may be similarly affected in the future.

OUR BUSINESS MAY BE NEGATIVELY IMPACTED AS A RESULT OF CHANGES IN THE ECONOMY.

Our business depends on the general economic  environment and levels of consumer spending  that  affect  not  only the  ultimate  consumer,  but also our  dealer network.  Purchases  of  recreational  vehicles  tend to  decline  in periods of

                                       10

RISKS RELATED TO OUR BUSINESS - continued

recession or uncertainty  regarding  future  economic  prospects,  when consumer spending,  particularly  on  discretionary  items,  declines.  During periods of recession  or economic  uncertainty,  we may not be able to maintain or increase our sales to existing dealers, make sales to new dealers,  maintain sales levels or maintain or improve our  earnings  from  operations  as a  percentage  of net sales.  As a result,  our  operating  results may be  adversely  and  materially affected by downward  trends in the  economy,  continued  increases  in gasoline prices or the occurrence of events that adversely affect the economy in general.
Furthermore,  in  anticipation  of  continued  increases  in net sales,  we have significantly  expanded our infrastructure and workforce to achieve economies of scale. Because these expenses are fixed in the short term, our operating results and  margins  will  be  adversely  impacted  if we do not  continue  to  grow as anticipated.

OUR OPERATING RESULTS COULD BE NEGATIVELY IMPACTED IF OUR SALES ARE CONCENTRATED
IN ANY ONE STYLE OF RECREATIONAL VEHICLE.

If any one style or group of similar styles of our recreational vehicles were to represent a  substantial  portion of our net sales,  we could be exposed to risk should  consumer demand for such style or group of styles decrease in subsequent periods. While we are attempting to hedge this risk by offering a broad range of products,  our gross sales for the year ended  February  28, 2005 was  comprised almost 100% by selling recreational  vehicles,  including 66% in Scooters, 7% in
ATVs,  14% in dirt bikes,  and 13% in cruiser  motorcycles.  For the nine months ended November 30, 2005, our sales was comprised of 75% in Scooters, 7% in ATVs,
6% in dirt bikes, and 12% in cruiser  motorcycles.  However,  this may change in the future  and  fluctuations  in sales of any given  style  that  represents  a significant  portion of our future net sales could have a negative impact on our operating results.

OUR  INTERNATIONAL  MANUFACTURING  OPERATIONS  ARE SUBJECT TO THE RISKS OF DOING
BUSINESS  ABROAD,  WHICH COULD AFFECT OUR ABILITY TO MANUFACTURE OUR PRODUCTS IN
INTERNATIONAL  MARKETS,  OBTAIN  PRODUCTS FROM FOREIGN  SUPPLIERS OR CONTROL THE
COSTS OF OUR PRODUCTS.

Substantially  all of our net sales  during  2004  were  derived  from  sales of recreational vehicles manufactured in China. Foreign manufacturing is subject to a number of risks, including:

     o    political and social unrest, including our military presence in Iraq;

     o    changing economic conditions;

     o    currency exchange rate fluctuations;

     o    international political tension and terrorism;

     o    work stoppages;

     o    electrical shortages;

     o    transportation delays;

     o    loss or damage to products in transit;

     o    expropriation;

                                       11

RISKS RELATED TO OUR BUSINESS - continued

     o    nationalization;

     o    the  imposition  of tariffs and trade  duties both  international  and domestically;

     o    import and export controls and other non-tariff barriers;

     o    exposure to different  legal standards  (particularly  with respect to intellectual property);

     o    compliance with foreign laws; and

     o    changes in domestic and foreign governmental policies.

In particular,  because all of our products are currently manufactured in China, adverse  change  in  trade  or  political  relations  with  China  or  political instability  in China  would  severely  interfere  with the  manufacture  of our
products  and  would  materially   adversely  affect  our  operations.   Foreign
manufacturers,  especially  in  China  may be  more  susceptible  to  electrical shortages than U.S. manufacturers,  which may cause them, in some cases, to shut down production at least one day a week. These  electrical  shortages may extend the  production  time  necessary  to  produce  our  orders,  and  there  may  be circumstances  in the future where we may have to incur premium  freight charges to  expedite  product  to our  customers.  If we incur a  significant  amount of premium charges to airfreight  product for our customers,  our gross profit will be negatively affected if we are unable to collect those charges.

In  addition,  if we, or our  foreign  manufacturer,  violate  United  States or foreign  laws or  regulations,  we may be subject to extra  duties,  significant monetary  penalties,  the  seizure  and the  forfeiture  of the  products we are attempting to import or the loss of our import privileges.  Possible  violations of United States or foreign laws or regulations could include  inadequate record keeping of our  imported  products,  misstatements  or errors as to the  origin, quota category, classification, marketing or valuation of our imported products, fraudulent visas or labor violations.  The effects of these factors could render our conduct of business in a particular  country  undesirable or impractical and have a negative impact on our operating results.

OUR  BUSINESS  REPUTATION  COULD BE HARMED  IF OUR  MANUFACTURERS  OR  SUPPLIERS
VIOLATE LABOR OR OTHER LAWS.

We require our independent  manufacturer  and suppliers to operate in compliance with  applicable  United  States and foreign laws and  regulations.  Although we promote  ethical  business  practices,  we do not  control  them or their  labor practices.  Although  we  believe  that we incur no  direct  or  indirect  legal liability as a result of the labor practices of our  manufacturers or suppliers, if our  independent  manufacturer  or suppliers  violates labor or other laws or diverges from those labor practices  generally accepted as ethical in the United
States,  it could result in adverse  publicity for us, damage our  reputation in the United  States or render our  conduct of business  in a  particular  foreign country undesirable or impractical, any of which could harm our business.

                                       12

RISKS RELATED TO OUR BUSINESS - continued

FOREIGN CURRENCY FLUCTUATIONS COULD ADVERSELY AFFECT OUR PROFITABILITY.

We  generally  purchase  our  products  in  U.S.  dollars.  However,  we  source substantially  all of our  products  overseas  and,  as such,  the cost of these products  may be  affected by changes in the value of the  relevant  currencies.
Changes in currency  exchange rates may also affect the relative prices at which we and foreign  competitors  sell  products in the same market.  There can be no assurance that foreign  currency  fluctuations  will not have a material adverse impact on our business, financial condition and results of operations.

OUR BUSINESS IS SUBJECT TO  SEASONALITY  THAT MAY CAUSE OUR QUARTERLY  OPERATING
RESULTS TO FLUCTUATE  MATERIALLY  AND CAUSE THE MARKET PRICE OF OUR COMMON STOCK
TO DECLINE.

Motorcycle and ATV sales in general are seasonal in nature since consumer demand is substantially  lower during the colder season in North America. We may endure periods  of reduced  revenues  and cash flows  during  off-season  months and be required to reduce the size of our work force or terminate some of our employees from time to time.  Building  inventory during the off-season  period could harm our  financial  results if  anticipated  sales are not realized.  Further,  if a significant  number of our dealers are  concentrated in locations with longer or more intense cold seasons,  lack of consumer demand due to seasonal  factors may impact us more  adversely,  further  reducing  revenues or  resulting in reduced revenues over a longer period of time.

COMPLIANCE  WITH   ENVIRONMENTAL  AND  SAFETY  REGULATIONS  COULD  INCREASE  OUR
PRODUCTION COSTS,  DELAY  INTRODUCTION OF OUR PRODUCTS AND SUBSTANTIALLY  IMPAIR
OUR ABILITY TO GENERATE REVENUES AND ACHIEVE PROFITABILITY.

We  must  comply  with  numerous   federal  and  state   regulations   governing
environmental  and safety  factors  with respect to  motorcycles  and their use.
These various governmental  regulations generally relate to air, water and noise pollution,  as well as motorcycle safety  standards.  If we are unable to obtain the necessary certifications or authorizations required by government standards, or fail to maintain  them,  our business and future  operations  would be harmed seriously.

Use of motorcycles in the United States is subject to rigorous regulation by the
Environmental   Protection  Agency  ("EPA"),  and  by  state  pollution  control agencies. Any failure by us to comply with applicable environmental requirements of the EPA or state agencies could subject us to  administratively or judicially imposed sanctions such as civil penalties,  criminal  prosecution,  injunctions, product recalls or suspension of production.

Our  business  and  facilities  also are  subject to  regulation  under  various federal,  state and local regulations  relating to resale of motorcycles and ATV operations,  occupational safety, environmental protection,  hazardous substance control and product advertising and promotion. Our failure to comply with any of these  regulations  in  the  operation  of  our  business  could  subject  us to administrative or legal action resulting in fines or other monetary penalties or require us to change or cease our business.

IF WE MARKET AND SELL OUR PRODUCTS IN INTERNATIONAL  MARKETS, WE WILL BE SUBJECT
TO ADDITIONAL  REGULATIONS  RELATING TO EXPORT  REQUIREMENTS,  ENVIRONMENTAL AND
SAFETY MATTERS, AND MARKETING OF THE PRODUCTS AND DISTRIBUTORSHIPS,  AND WE WILL
BE SUBJECT TO THE EFFECT OF CURRENCY  FLUCTUATIONS,  ALL OF WHICH COULD INCREASE
THE COST OF SELLING OUR PRODUCTS AND SUBSTANTIALLY IMPAIR OUR ABILITY TO ACHIEVE
PROFITABILITY IN FOREIGN MARKETS.

                                       13

RISKS RELATED TO OUR BUSINESS - continued

As a part of our marketing  strategy,  we intend,  in the future,  to market and sell  our  products  internationally.  In  addition  to  regulation  by the U.S.
government, our products will be subject to environmental and safety regulations in each country in which we market and sell our  motorcycles.  Regulations  will vary from country to country and will vary from those of the United States.  The difference in regulations  under U.S. law and the laws of foreign  countries may be significant and, in order to comply with the laws of these foreign countries, we may have to  implement  manufacturing  changes  or alter  product  design  or marketing  efforts.  Any changes in our  business  practices or products we sell will  require  response  to the laws of  foreign  countries  and will  result in additional expense to us.

Additionally,  we may be  required  to obtain  certifications  or  approvals  by foreign governments to market and sell our products in foreign countries. We may also be  required  to obtain  approval  from the U.S.  government  to export our products.  If we are delayed in  receiving,  or are unable to obtain,  import or export  clearances,  or if we are  unable  to  comply  with  foreign  regulatory requirements,  we will be unable to execute our international marketing strategy for our products.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains  "forward-looking  statements," as that term is used in federal  securities laws, about our financial  condition,  results of operations and business. These statements include, among others:

o  statements  concerning  the  benefits  that we expect  will  result  from our business  activities and certain  transactions  that we have completed,  such as increased  revenues,  decreased  expenses and avoided expenses and expenditures;
and

o  statements  of  our  expectations,  beliefs,  future  plans  and  strategies, anticipated developments and other matters that are not historical facts.

These  statements may be made expressly in this document or may be  incorporated by reference  to documents  that we will file with the SEC. You can find many of
these   statements  by  looking  for  words  such  as   "believes,"   "expects,"
"anticipates," "estimates" or similar expressions used in this prospectus. These
statements   are  only   predictions   and  involve  known  and  unknown  risks,
uncertainties  and other  factors,  including the risks in the section  entitled
"Risk Factors",  that may cause our or our industry's actual results,  levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these  forward-looking  statements.  We caution you not to put undue reliance on these statements,  which speak only as of the date of this Prospectus.  Further, the information contained in this prospectus or incorporated herein by reference is a  statement  of our  present  intention  and is based on  present  facts and assumptions,  and may change at any time and without notice, based on changes in such facts or assumptions.

While these forward-looking  statements, and any assumptions upon which they are based,  are made in good faith and reflect our current  judgment  regarding  the direction of our business,  actual  results will almost  always vary,  sometimes materially, from any estimates, predictions,  projections,  assumptions or other future  performance  suggested  herein.  Except as required by  applicable  law, including the securities  laws of the United States,  we do not intend to update any of the  forward-looking  statements  to conform  these  statements to actual

                                       14

FORWARD-LOOKING STATEMENTS - continued

results. The safe harbor for forward-looking  statements provided in the Private
Securities  Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

                                 USE OF PROCEEDS

The shares of common stock offered  hereby are being  registered for the account of the Selling Shareholders named in this prospectus.  As a result, all proceeds from the sales of the common  stock will go to the Selling  Shareholders  and we will not receive any proceeds from the resale of the common stock by the selling stockholders.  We have agreed to register the shares of the Selling Shareholders as set forth in this  registration  statement and prospectus and incur all costs associated with this prospectus and related registration statement.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not listed on any  exchange  and there is no public  trading market for the common stock.

As of April 25, 2006, we had 39 shareholders  of record.  We have no outstanding warrants or options to purchase our securities.

SHARES ELIGIBLE FOR FUTURE SALE.

Upon completion of the offering,  we will have 8,125,700  shares of common stock outstanding. A current shareholder who is an "affiliate" of our company, defined in  Rule  144 as a  person  who  directly,  or  indirectly  through  one or more intermediaries,  controls, or is controlled by, or is under common control with, our company, will be required to comply with the resale limitations of Rule 144.

Purchasers of shares in the offering,  other than  affiliates,  may resell their shares immediately.  Sales by affiliates will be subject to the volume and other limitations of Rule 144, including certain restrictions  regarding the manner of sale, notice  requirements,  and the availability of current public  information about our company. The volume limitations generally permit an affiliate to sell, within  any three  month  period,  a number of shares  that does not  exceed the greater of one percent of the outstanding  shares of common stock or the average weekly  trading  volume  during the four  calendar  weeks  preceding his sale. A person who ceases to be an affiliate  at least three  months  before the sale of restricted  securities  beneficially  owned  for at least two years may sell the restricted  securities  under  Rule 144  without  regard  to any of the Rule 144 limitations.

DIVIDEND POLICY

No  dividends  have ever been  declared by the Board of  Directors on our common stock.  We do not indicate the intention of paying cash  dividends on our common stock in the foreseeable future.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER COMPENSATION PLANS

We have no equity compensation plan.

                                       15

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

The  following  discussion  should  be  read in  conjunction  with  our  audited financial  statements  and the  related  notes  that  appear  elsewhere  in this
registration  statement.   The  following  discussion  contains  forward-looking
statements  that reflect our plans,  estimates and beliefs.  Our actual  results could differ materially from those discussed in the forward looking  statements.
Factors that could cause or contribute to such differences  include, but are not limited to, those discussed below and elsewhere in this registration  statement, particularly in the section entitled "Risk Factors" beginning on page 8 of this registration  statement.  Our audited financial  statements are stated in United
States  Dollars and are  prepared in  accordance  with United  States  Generally
Accepted Accounting Principles.

EXECUTIVE LEVEL OVERVIEW

The  following  discussion  pertains to our results of operation  and  financial position  for the nine months  ended  November  30,  2005 and 2004,  and for the fiscal  years ended  February 28, 2005 and 2004.  The  Company's  product  lines consist of all-terrain  vehicles (ATVs),  scooters,  cruiser  motorcycles,  dirt bikes and go carts. Due to the seasonality of All Terrain Vehicle (ATV), cruiser motorcycle, scooters and dirt bikes business, and certain changes in the product mix during various periods, results of such periods are not necessary indicative of the results to be expected for future performance.

For the nine month period ended  November 30, 2005,  we generated  $5,722,220 in revenue,  a 163 percent  increase as compared to  $2,178,860 in revenues for the same period ended  November 30, 2004.  Net Income from  Operations  for the nine month period ended November 30, 2005 was $16,541  compared to (104,773) for same period  ended  November  30,  2004.  The increase in revenue was mainly due to a change in product mix and an increase in brand recognition. In 2005, the Company introduced 150cc Scooters and 250cc Cruiser motorcycles to the market. The sales of scooters  increased  from 2,609 units for fiscal year 2004 to 6,233 units for the nine months ended  November 30, 2005.  The increase  also  occurred in units sold for ATV and cruiser motorcycles, which were driven primarily by new product introductions  during the nine  months  ended  November  30,  2005.  We sell our products through a network of 151 dealers and distributors in the United States.
The Company's gross profit for nine months ended November 30, 2005 increased 250 percent over same period ended  November 30, 2004,  primarily  due to the higher sales volume and a decrease in cost of goods sold.

Although the growth in revenue increased our liquidity and capital resources, we have a working capital deficit of $685,373,  cash and cash equivalent balance of
$65,616 as of November 30, 2005. Historically, we have been importing all of our products from third party  manufacturers  in China with Letter of Credit paid by an affiliate US company owned by some of our  shareholders.  We make payments to this affiliate company, which in turn pays to the manufacturers.  As of November
30,  2005,  we owe this  affiliate  $2,917,170,  which  amount is due on demand,
interest   free   and   unsecured.   SEE  CERTAIN   RELATIONSHIPS   AND  RELATED
TRANSACTIONS.

                                       16

MANAGEMENT'S DISCUSSION AND ANALYSIS - continued

PLAN OF OPERATION

Since our inception,  we commenced the sale and  distribution of motorcycles and
ATV's  under the brand name of TANK.  In order to  succeed,  we intend to do the following:

1. Generate Dealer Interest and Recruit  Dealers.  We have used our power sports vehicles to create  awareness  within the power  sports  industry.  We have also displayed  these vehicles at trade shows and events to generate  dealer interest in TANK products.  We intend to continue our promotional  efforts through public relations program,  attending and displaying our products at dealer trade shows, direct mail efforts and direct solicitations of prospective  customers.  We have identified 25 dealers that we expect will enter into dealer  agreements with us.
We  believe  our dealer  qualification  criteria  are  strict  and they  include experience,  reputation, ability to serve the geographic territory and financial strength.

2. Generate  Consumer Interest and Develop the TANK Brand. To date, our products have appeared in over 10 publications.  We believe this publicity is critical to creating awareness of the TANK brand. We intend to continue our public relations efforts to create  additional  consumer  interest  and to support our dealers in targeted advertising and marketing efforts in their geographic  territories.  We also plan to continue to attend trade shows and events  targeted to consumers to provide them with opportunities to see, and in some cases ride, our products. We believe  these  efforts,  as well as mailing  information  to  persons  who have inquired about our products,  will generate the customer awareness we believe is necessary to sell our products, and to develop the TANK brand.

Our focus in the next 12 months has been to seek necessary working capital,  and to develop our marketing  plan.  Our  marketing  plan focuses on dealers and the retail market,  through comprehensive print advertising,  participation in trade shows and other direct marketing  efforts.  Our marketing strategy is based on a reliable  product,  consistent  quality  and the  delivery  of a unique name and image. We estimate the necessary  proceeds to implement this marketing  campaign to be $180,000.  We do not plan to carry out these actions until we have secured funds from our cash flows to fully fund this marketing plan. At this time, it is uncertain as if we can secure necessary financing

RESULTS OF OPERATIONS

                   FOR THE FISCAL YEAR ENDED FEBRUARY 28, 2005

We  generated  revenues of  $2,858,609  for the fiscal year ending  February 28,
2005, as compared to  $1,886,237 in revenues for the fiscal year ended  February
28, 2004. The increase is primarily attributable to increased sales.

Our net  loss  for  fiscal  year  ended  February  28,  2005  was  approximately
($121,478) as compared to a net loss for fiscal year ended  February 28, 2004 of approximately  ($80,137). The increase in our net loss is primarily attributable to  increase in  operating  expenses,  especially  in  advertising,  trade show, freight out and rents.

During the fiscal year ended February 28, 2005, we recorded  operating  expenses of $809,909,  consisting primarily of (i) $510,077 in general and administrative expenses;  and (ii)  $299,832 in selling  expenses.  General and  administrative expenses  generally include  corporate  overhead,  financial and  administrative services.

                                       17

MANAGEMENT'S DISCUSSION AND ANALYSIS - continued

During the fiscal  year ended  February  28,  2005,  net cash flow  provided  by operating  activities  was  $24,841.  Our  net  cash  flows  used  in  operating activities consisted primarily of payment of loans borrowed from Steady Star, an
S Corp in  California  and a related  company.  SEE  CERTAIN  RELATIONSHIPS  AND
RELATED TRANSACTIONS.

During the fiscal year ended February 28, 2005, net cash flows used in investing activities was $(50,796), which was primarily the result of unsecured loans made to two unrelated parties with both payable in 2007.

                FOR THE NINE MONTH PERIOD ENDED NOVEMBER 30, 2005

We generated  revenues of $5,722,220  for the nine month period ending  November
30, 2005,  163 percent  increase as compared to  $2,178,860  in revenues for the same period ended November 30, 2004. The increase is primarily  attributable  to improved brand recognition,  the success of the launch of two new product lines,
150cc Scooters and 250cc VISIONTM cruiser motorcycles. Additionally, improvement in the dealer network is contributing to the higher sales.

Our gross  profit  for the nine  month  period  ended  November  30,  2005,  was
$1,551,278, 250 percent increase as compared to $443,790 in gross profit for the same period ended November 30, 2004.  Gross profit,  as a percentage of revenue, was  twenty-seven  percent for the nine month period ended November 30, 2005, an increase from 20 percent in the comparable  period of 2004. The increase  growth profit  margin was  primarily  due to change in our  product mix mainly from low profit bicycles to high profit motorcycles.

Our net income for the nine month period ended  November 30, 2005 was $16,541 as compared  to a net  loss  for  the  same  period  ended  November  30,  2004  of
approximately   ($104,773).   The  increase  in  our  net  income  is  primarily
attributable to increased sales and gross profit margin.

During the nine month period ended  November  30,  2005,  we recorded  operating expenses  of  $1,533,535,  consisting  primarily  of  (i)  $598,888  in  selling expenses; and (ii) $934,647 in general and administrative expenses.  General and administrative  expenses  generally  include corporate  overhead,  financial and administrative services.

During the nine month  period ended  November  30,  2005,  net cash flow used in operating  activities  was  $77,792.  Our  net  cash  flows  used  in  operating activities consisted primarily of $1,819,282 spent in Inventory.

During the nine month  period ended  November  30, 2005,  net cash flows used in investing activities was ($17,579), which was primarily the result of a purchase of an automobile for company use.

During the nine month period ended  November 30, 2005, net cash flow provided by financing  activities was  ($120,046),  consisting  primarily of (i) $(5,654) in loan repayment; (ii) $125,700 in capital contribution.  The capital contribution was the  result of a  private  placement  of  unregistered  securities  based on
Regulation  S  of  Securities  Act  1933.  SEE  RECENT  SALES  OF   UNREGISTERED
SECURITIES.

                                       18

MANAGEMENT'S DISCUSSION AND ANALYSIS - continued

LIQUIDITY AND CAPITAL RESOURCES

At November 30, 2005, our current assets were  $2,591,484,  current  liabilities were $3,276,857, resulting in a working capital deficit of $685,373.

At November 30, 2005, we had cash and cash equivalents of $65,616.

The Company anticipates the future cash flow from revenue and existing financing facilities  would be adequate to fund our  operations  over the next twelve (12)
months.  We have no  lines  of  credit  or other  bank  financing  arrangements.
However, the Company is meeting its requirements from line of credit obtained by a related party. SEE CERTAIN  RELATIONSHIPS  AND RELATED  TRANSACTIONS  SECTION.
Generally, we have financed operations to date through cash flow and shareholder loans. In connection with our business plan, management  anticipates  additional
increases  in  operating   expenses   and  capital   expenditures   relating  to
advertisement  and  marketing of our brand name and the  expansion of dealership networks.  We intend to finance these expenses from current and future  revenues from operations.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements.

MATERIAL COMMITMENTS

We have no material commitments as at the date of this registration statement.

PURCHASE OF SIGNIFICANT EQUIPMENT

We do not intend to purchase any  significant  equipment  during the next twelve
(12) months.

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R").  FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based  compensation  issued to employees.  FAS
No. 123R is effective  beginning in the Company's second quarter of fiscal 2006.
The Company  believes  that the adoption of this  standard will have no material impact on its financial statements.

In May  2005,  the FASB  issued  SFAS No.  154,  "Accounting  Changes  and Error
Corrections."  This  statement  applies to all  voluntary  changes in accounting principle and requires  retrospective  application to prior  periods'  financial
statements   of  changes  in   accounting   principle,   unless  this  would  be
impracticable.  This statement also makes a distinction  between  "retrospective application"  of an  accounting  principle  and the  "restatement"  of financial statements to reflect the  correction of an error.  This  statement is effective for accounting  changes and corrections of errors made in fiscal years beginning after  December  15,  2005.  We are  evaluating  the effect the adoption of this interpretation  will have on its financial  position,  cash flows and results of operations.

                                       19

MANAGEMENT'S DISCUSSION AND ANALYSIS - continued

In June 2005,  the EITF reached  consensus on Issue No.  05-6,  Determining  the
Amortization Period for Leasehold Improvements ("EITF 05-6.") EITF 05-6 provides guidance on  determining  the  amortization  period for  leasehold  improvements acquired in a business  combination or acquired  subsequent to lease  inception.
The guidance in EITF 05-6 will be applied  prospectively  and is  effective  for periods  beginning  after June 29,  2005.  EITF 05-6 is not  expected  to have a material effect on its financial position or results of operations.

APPLICATION OF CRITICAL ACCOUNTING POLICIES

Our  significant  accounting  policies are identified and described in Note 2 to the  financial  statements.  The  preparation  of our  financial  statements  in conformity with U.S. generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent  assets and liabilities at the date of the  financial  statements,  and the  reported  amounts of revenue and  expenses during the reporting  period.  Actual results could differ materially from those estimates.  Tank  continually  evaluates  its critical  accounting  policies and estimation procedures. Estimates are often based on historical experience and on assumptions  that are believed to be  reasonable  under the  circumstances,  but which  could  change in the  future.  Some of  Tank's  accounting  policies  and estimation  procedures  require  the use of  substantial  judgment,  and  actual results  could  differ  materially  from the  estimates  underlying  the amounts reported in the consolidated financial statements.  A summary of our significant accounting policies is included in Note 2 to our financial  statements which are included in PART I. FINANCIAL INFORMATION of this Form SB 2.

In applying these policies,  estimates and judgments affect the amounts at which accounts  receivable,  inventory,  and certain  liabilities are recorded and the useful lives of property and equipment.  We apply our  accounting  policies on a consistent  basis.  Changes in circumstances are considered in our estimates and judgments. Future changes in circumstances could result in changes in amounts at which assets and liabilities are recorded.  Future changes could also affect the estimated useful levels of property and equipment, which could result in changes in depreciation expense or write offs or write downs of such assets.

Revenue   Recognition.   The  Company's  revenue  recognition  policies  are  in
compliance  with  Staff  Accounting   Bulletion  (SAB)  104.  Sales  revenue  is
recognized when the delivery to customers (independent dealers and distributors)
is completed and ownership is transferred,  the price is fixed and determinable, no other  significant  obligations  of the Company exist and  collectibility  is reasonably  assured.  Payments  received prior to completing all  aforementioned criteria are recorded as unearned  revenue.  The Company's dealers enter into an annual  renewable  contract and are required to maintain status as an authorized dealer in order to continue selling company's products.  Dealers are required to assemble and prep the vehicles  before its sold,  inform  customer on warranties information  and to repair and service the  vehicles.  The Company  sets a fixed pricing structure each year. All dealers must follow the pricing structure or no more  than 12%  above or below  the MSRP.  Any  additional  discounts  will need approval  from  the  Company.  The  Company  offers a  limited  and  parts  only warranties to all its dealers,  distributors and retail customers. Tank requires its customer to be  responsible  for a 15%  restocking fee for all unused return and shipping fees are non refundable.  Used merchant cannot be returned  without reason and the defective merchandise must be repaired. Tank has not historically

                                       20

MANAGEMENT'S DISCUSSION AND ANALYSIS - continued

recorded  any  significant  sales  return  allowances  because  it has not  been required to repurchase a significant number of units.  However,  should there be an adverse change in retail sales could cause this situation to change.

Allowance for Doubtful  Accounts.  The Company maintains  reserves for potential credit losses on accounts  receivable.  Management  reviews the  composition  of accounts receivable and analyzes historical bad debts, customer  concentrations, customer  credit  worthiness,  current  economic  trends and change in  customer payment  patterns  to evaluate  the  adequacy of these  reserves.  Reserves  are recorded primarily on a specific identification basis.

Inventory. Inventories are valued at the lower of cost (determined on a weighted average basis) or market.  Machinery and equipment.  Machinery and Equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized.

Income taxes. The Company utilizes SFAS No. 109,  "Accounting for Income Taxes,"
which requires the  recognition of deferred tax assets and  liabilities  for the expected  future  tax  consequences  of events  that have been  included  in the financial statements or tax returns.

Product  warranties  and insurance.  Tank provides a limited  warranty for parts only for a period of six months for its ATVs,  Dirt bikes, Go Cars, and Scooters with a 50cc engine,  for a period of one year for its cruiser  motorcycles  with
Trademark  "VISION" and Scooters with 150cc and 250 cc engines.  Tank's standard warranties  require the  Company or its  dealers to repair or replace  defective products  during such warranty  periods at no cost to the  consumer.  Major cost incurred  in  connection  with  warranty  obligations  is the cost of new  parts replacing the  damage/defective  parts. For each of the 12 month ended 2/29/2004 and 2/28/2005, and 6 months ended 8/31/2005, the costs of replacing damage parts were approximately $531, $11,012 and $11,785, respectively. We have not recorded a liability  for  warranty  obligations  because  they were  immaterial  for the periods  presented;  and we have recorded  expenses when the costs were actually incurred. Tank insures its product liability claims with ACORD Jordan and Jordan
Insurance Agency, LLC. The product liability coverage are up to $1,000,000 limit per  occurrence,  $50,000  limits on damage to rented  premises,  $1,000,000  to personal  injury,  $2,000,000  to  general  aggregate  and  $2,000,000  limit to products comp/or  aggregate.  Historically,  the Company has not experienced any threatened  litigation or product  liability  claim.  The Company  believes that based  on  its  historical  product  liability  claim  experience,  the  product liability insurance will be sufficient to cover any such claim.

                             DESCRIPTION OF BUSINESS

CORPORATE HISTORY

Tank Sports,  Inc. was  originally  incorporated  under the laws of the State of
California on March 5, 2001,  as Bi-Tank,  Inc. On June 21, 2004, we amended our
Articles of Incorporation changing our name to "Tank Sports, Inc." Our principal office and  warehouse is located at 10925  Schmidt  Road,  El Monte,  California
91733. We currently maintain a web site at http://www.tank-sports.com.

                                       21

DESCRIPTION OF BUSINESS - continued

CURRENT BUSINESS OPERATIONS

We market,  sell and distribute  recreational  and  transportation  motorcycles, all-terrain vehicles ("ATVs"),  dirt bikes,  scooters and Go Karts in the United
States and  international  markets.  We complement each of product lines with an assortment  of  replacement  parts and  accessories,  which are available at our dealerships.  We market our products  through Tank  Sports,  Inc.,  as well as a network of about 151 dealers and distributors  worldwide,  with over 100 dealers in the United States. Outside of the United States, we sell our products through an international  network of dealers and distributors  serving countries such as
Mexico, Ecuador, Jamaica and Finland.

We offer a full product line consisting of four cruiser motorcycles,  seven dirt bike motorcycles,  eight scooters,  and seven all-terrain vehicles.  The cruiser motorcycles  ranges in sizes from 50cc to 250cc,  dirt bikes  range in size from
70cc to 250cc,  scooter  ranges in sizes from 50cc to 150cc and the ATVs  models are 70cc to 250cc.  We also offer a bicycle line  consisting of "Trials",  bikes for skill oriented riders, "Cruisers", for common use, "BMX" and Mountain Bikes.
Since we launched  motorcycle  and ATVs  products in 2003,  we have switched our focus from bicycles to the sales and distribution of motorcycles and ATVs.

Our  motorcycle  and ATV products are  manufactured  in China.  Our products are manufactured according to our proprietary designs and standards.

We make  purchases of  motorcycle  and ATV products  from third party vendors in
China by financing  through  Steady Star, a related  party.  With each purchase,
Steady Star issues a letter of credit and Purchase  Order  ("P.O.") to the third party vendor with specific  instructions  given by us, including but not limited to,  vehicle  model(s),  quantity,  color(s),  terms and  conditions  on payment methods, shipment instructions,  packaging,  import/export  responsibilities and other remarks.  All Purchase Orders are written in a standard format to vendors.
Following  is an  example  of the  standard  format of the terms and  conditions written in our Purchase Orders:

     o    Vendor  shall give  Buyer  purchase  credits  in an amount  equal to a percentage  of the  total  value of the P.O.  for  future  replacement orders of spare parts.  The  percentage is usually in the ranges of 1%
          to 2.5% of the P.O. The exact  percentage is based on the model of the vehicle and specified in each purchase order.
     o    Vendor  shall  be  responsible  for any  damage  of  goods  caused  by defective packaging materials.
     o    Prior  to  shipment,   all  orders  are  subject  to  Buyer's  quality
          inspections.
     o    Vendor  must  engrave  or stamp our brand  name  "TANK" on the  engine covers of all  motorcycle  and ATV  products.  There shall be no other brand names  engraved or stamped on the engine  covers  other than the ones specified by Buyer.
     o    For all vehicle models and parts listed in the P.O.,  Vendor shall not manufacture for or sell to any company or individual other than Buyer.
     o    Vendor shall not sell to the United  States market using any method or for any reason.

Each of our  Purchase  Orders is based on the  market  condition  at the time of issuance.  Thus the exact  terms and  conditions  might vary from  those  listed above. SEE CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

                                       22

DESCRIPTION OF BUSINESS - continued

INDUSTRY BACKGROUND

Motorcycles

We are engaged in the sales and  distribution  of  motorcycles,  mainly off road vehicles,  dirt bikes, scooters, ATVs and Go Karts. According to MIC (Motorcycle
Industry Council, a not-for-profit, national trade association crated to promote and preserve  motorcycling and the U.S.  motorcycle  industry.),  new motorcycle retail  sales  equaled an  estimated  8.2  billion  dollars in 2003.  On-highway
motorcycles   accounted  for  86%,  while   off-highway   motorcycles  and  dual
motorcycles  represented  12%  and  2%  respectively.  There  were  8.8  million motorcycles  in operation in the United States,  or 3 motorcycles  for every 100 persons.  Of those, 6.9 million were used on public roads and highways,  and 2.4 million were used off-road;  these figures include 500,000  dual-purpose  bikes, which are  designed  for use on public  roads and for  off-highway  recreational purposes.

In the 8.8 million motorcycles in use, 23.5 million people operated a motorcycle in  2003.  The  MIC  is  the  national  trade  association  created  to  promote motorcycling and to enhance the U.S. Motorcycle industry.  More than 300 members represent  manufacturers  and distributors of motorcycles,  scooters,  parts and accessories, and interface with allied trades (such as publishing, insurance and consultants)  that support the continued  development of  statistics,  effective governmental  efforts and industry relations.  At the present time, according to
MIC, 13,924 retail outlets sell  motorcycles and related  products in the United
States.  45% of these retail  outlets are  authorized  to sell new  motorcycles, scooters or all-terrain vehicles based on MIC estimates.

All-terrain Vehicles ("ATVs")

ATVs are four-wheel  vehicles with balloon style tires designed for off-road use
and  traversing  rough  terrain,  swamps  and  marshland.   ATVs  are  used  for
recreation,  in such  sports as  fishing  and  hunting,  as well as for  utility purposes on farms,  ranches and construction  sites. ATVs were introduced to the
North American market in 1971 by Honda. Other Japanese motorcycle  manufacturers including  Yamaha,  Kawasaki and Suzuki entered the North American ATV market in the late 1970s and early 1980s. We entered the ATV market in 2003. Also in 2003,
John Deere announced its planned  entrance into the North American ATV market in early  2004.  In 1985,  the number of three- and  four-wheel  ATVs sold in North
America  peaked  at   approximately   650,000  units  per  year,   then  dropped
dramatically  to a low of 148,000 in 1989.  Since that time,  the  industry  has grown  consistently.  According to Polaris,  during the  calendar  year 2004 the industry  grew  seven  percent  (7%)  with  approximately  1,129,000  ATVs  sold worldwide.

COMPETITION

The ATV and motorcycle  markets in the United States are highly  competitive.  A handful of competitors  dominate the powersports  industry in the United States.
Our main competitors includes three North American competitors (Polaris,  Arctic
Cat and Bombardier) and four Japanese competitors (Honda,  Kawasaki,  Suzuki and
Yamaha) Competition in such markets is based upon a number of factors, including price, quality,  reliability,  styling, product features and warranties.  At the dealer level,  competition is based on a number of factors  including  sales and marketing  support  programs  (such as financing and  cooperative  advertising).
Certain of our competitors are more diversified and have financial and marketing resources  which  are  substantially  greater  than  those of our  company.  Our

                                       23

DESCRIPTION OF BUSINESS - continued

products  are  competitively  priced  and  management  believes  our  sales  and marketing  support  programs for dealers are comparable to those provided by its competitors.  Our products compete with many other recreational products for the discretionary spending of consumers.  The following discussion is brief overview of our main competitors:

Polaris:   Polaris   Industries,   Inc.   engages  in  designing,   engineering,
manufacturing,  and marketing motorized products for recreation and utility use, including  all-terrain  vehicles,  snowmobiles,  and  motorcycles  together with related replacement parts, garments, and accessories.  This company also markets a line of recreational  apparel,  including  helmets,  jackets,  bibs and pants, leathers,  and hats for its snowmobile,  ATV, and motorcycle lines. It sells its products  through  dealers and  distributors  principally  located in the United
States,  Canada,  and  Europe.  Polaris  Industries  was  formed  in 1994 and is headquartered  in Medina,  Minnesota.  Polaris  competes  in ATVs,  snowmobiles, motorcycles,  personal watercraft ("PWC"),  and jet boats. Polaris is the market leader in snowmobiles with more than 30% market share worldwide and is the No. 2
competitor  in  ATVs  with  more  than  20%  market  share  worldwide.   Sharing
overlapping  geographies  and similar  brand  heritage,  our company and Polaris compete for the American consumer.

Arctic Cat: Arctic Cat, Inc.  engages in the design,  engineering,  manufacture, and marketing of snowmobiles and all-terrain  vehicles.  It produces snowmobiles in 56 models and ATVs in 26 models.  The company also sells  snowmobile  and ATV parts,  such as  electric  start  and  reverse  kits,  luggage  racks  and bags, backrests,  machine covers,  windshields,  track studs,  carbide runners,  winch kits, snow plow kits, portable lights, and utility bags. In addition, Arctic Cat offers garments and accessories,  including suits, jackets,  pants,  pull-overs, sweatshirts, T-shirts, riding gloves, hats, helmets, caps, boots, and gear bags.
This company sells its products in the United States, Canada, Europe, the Middle
East, and Asia through a network of independent dealers and distributors. Arctic
Cat's principal  executive offices are located in Thief River Falls,  Minnesota.
Based in Thief  River  Falls,  Minnesota,  Arctic Cat is our  rival.  Arctic Cat competes directly with us in the ATV market. Sharing overlapping geographies and similar  brand  heritage,  our company  and Arctic Cat compete for the  American consumer..  Arctic  Cat  recently  surpassed  Bombardier  to  become  the No.  2 competitor in  snowmobiles in the United States (No. 3 worldwide) and is the No.
6 competitor in ATVs worldwide, in management's estimation.

Bombardier:  Bombardier  operates under the Sea-Doo(TM) and Ski-Doo(TM) names in the PWC and  snowmobile  markets,  respectively,  and  recently  entered the ATV market (1998) using the Bombardier  name.  Bombardier is the No. 1 competitor in
PWC and is the No. 2 manufacturer of snowmobiles  worldwide  behind Polaris.  In
March 2001,  Bombardier  purchased Outboard Marine Corp.,  acquiring the Johnson and Evinrude  brands of outboard  motors along with the Fish-Hawk line of boats.
Bombardier is also one of the largest producers of two- and four-stroke  engines
(called ROTAX), used primarily in snowmobile, watercraft, and ATV vehicles.

Honda:  Honda  Motor Co.,  Ltd.  engages  in the  development,  production,  and manufacture of motor  products,  ranging from small general  purpose  engines to specialty sports cars. Its motorcycle business includes motorcycles, all-terrain vehicles,  and personal watercraft.  This company produces motorcycles,  ranging from  the  50  cubic  capacity  (cc)  class  to the  1800cc  class  in  cylinder displacement. Honda's motorcycle line consists of sports, business, and commuter models. Honda also manufactures various power products, including power tillers, portable generators,  general purpose engines, grass cutters,  outboard engines, water pumps, snow throwers,  power carriers,  power sprayers,  lawn mowers,  and lawn  tractors.  In addition,  it also  provides  financing  for the sale of its

                                       24

DESCRIPTION OF BUSINESS - continued

motorcycles,  automobiles,  and power  products.  This  company's  products  are distributed  primarily  in Japan  through  outlets,  including  PROS  authorized dealerships.  Honda  Motor Co. was  incorporated  in 1948 and is based in Tokyo,
Japan.  With  combined  ATV and  motorcycle  sales of  approximately  $8 billion annually,  Honda is our largest competitor in the powersports industry. Honda is the  pioneer  and  market  leader  in ATVs  and  holds  the No.  2  position  in motorcycles behind Harley-Davidson.  Honda entered the PWC market last year with two  1,235cc  models  and has added an  additional  PWC model for its 2003 model year.  Honda's  move  into PWC marks its  first  entry  into a new  recreational products category since 1971, when it introduced the industry's first ATV.

Yamaha:  Yamaha Motor Company  manufacture and sales of  motorcycles,  scooters, electro-hybrid  bicycles,  boats,  sail boats,  Water Vehicles,  pools,  utility
boats,   fishing  boats,   outboard  motors,   diesel  engines,   4-wheel  ATVs,
side-by-side   vehicles,   racing  karts,  golf  cars,   multi-purpose  engines,
generators,  water pumps,  snowmobiles,  small-sized  snow throwers,  automotive engines,  intelligent  machinery,  industrial-use  remote  control  helicopters, electrical power units for wheelchairs,  helmets. Yamaha competes in each of our major  segments,  including  ATVs and  motorcycles.  Yamaha  started  out in the motorcycle  business  in 1955  and is now a large  producer  of both  on-highway motorcycles (cruisers,  touring, and sport bikes) and off-highway dirt bikes. In
1968,  Yamaha entered the snowmobile  market.  Yamaha  produced its first ATV in
1979 and  currently  offers  more than a dozen ATV models,  including  the 660cc sport performance Raptor.

Suzuki:  Suzuki  Motor  Corporation's  principal  activity  is  the  design  and manufacture  of  automobiles,  motorcycles,  outboard  engines,  general-purpose engines and other  products.  Operations  are carried out through the  following sectors:  motorcycles:  motor bikes,  pushbikes;  four-wheeled cars: light cars, small-sized cars,  normal-sized cars and others: houses,  dynamos.  Four-wheeled
cars  accounted  for  79%  of  fiscal  2002  revenues;   motorcycles  and  other
two-wheelers, 19% and other operations, 2%. Oversea sales accounted for 52.8% of fiscal 2002 revenues.  Suzuki competes in the motorcycle and ATV segments of the powersports industry.  Suzuki introduced the first four-wheeled ATV in 1982, and maintains a small market share (7%) in ATVs. In March 2002,  Suzuki and Kawasaki formed  a  strategic  partnership  for  product  development,  engineering,  and manufacturing of both ATVs and motorcycles. Suzuki is also a 34% owner of Arctic
Cat, Inc. and provides Arctic Cat with engines used in its snowmobiles and ATVs.

Kawasaki: Kawasaki Heavy Industries' principal activities are the manufacture of a wide range of  industrial  products.  Operations  are  carried out through the following  divisions:  General  machinery  (motorcycles,  jet-skis,  buggies and
gasoline   engines);   Industrial  plant  (industrial   machinery,   boiler  and
environment  equipment);  Gas turbine  (jet  engines,  general gas  turbines and motors); Aerospace ( air planes); Transportation equipment (trains, construction machinery and precision  machinery);  Shipbuilder and Other.  General  machinery accounted for 25 % of fiscal 2002 revenues;  industrial plant, 20%; gas turbine,
15%; aerospace;  14%; transport equipment;  11%; shipbuilder,  8% and other, 7%.
From the class leading Ninja(R) sportbikes and thundering Vulcan(TM) cruisers to the rugged  Brute  Force(TM)  ATVs,  Mule(TM)  utility  vehicles  and JET SKI(R)
watercraft,  Kawasaki  products lead the powersports  industry around the globe.
Kawasaki's  success  is in  designing  and  manufacturing  products  that  offer balanced  performance,  high quality,  reliability and excellent fit and finish.
Kawasaki is the No. 3 competitor  in PWC, the No. 4  competitor  in  heavyweight motorcycles,  and the No. 4  competitor  in ATVs.  This company is also a market leader in the utility  vehicle  segment of the ATV market.  Kawasaki  has a full line of ATVs and  introduced  the first  V-Twin  700cc  four-stroke  "ultra high performance" sport ATV in the first quarter of 2003.

                                       25

DESCRIPTION OF BUSINESS - continued

GOVERNMENT REGULATION

Use of  motorcycles  in the  United  States  is  subject  to  regulation  by the
Environmental   Protection  Agency  ("EPA"),  and  by  state  pollution  control agencies. Any failure by us to comply with applicable environmental requirements of the EPA or state agencies could subject us to  administratively or judicially imposed sanctions such as civil penalties,  criminal  prosecution,  injunctions, product recalls or suspension of production.

Motorcycles are subject to considerable  safety standards and requirements under the  provisions  of the National  Traffic and Motor  Vehicle  Safety Act and the
rules  promulgated  under  this  Act  by the  National  Highway  Traffic  Safety
Administration  ("NHTSA").  We could suffer  recalls of our  motorcycles if they fail to satisfy applicable safety standards administered by the NHTSA.

Emission and noise standards for dirt bike motorcycles and all-terrain  vehicles vary from state to state.  Some states  have no  registration  requirements  for off-road  vehicles and others such as California have stringent  standards.  The
Enforcement  Division of the  California  Air Resources  Board  ("CARB") has the
responsibility  for  preventing  the illegal sale and use of  non-conforming  or non-California  certified  vehicles,  engines,  and emissions related parties in
California.  One category that the Enforcement Division regulates is Off-Highway
Recreational Vehicles.

Regulations apply to off-road motorcycles and all-terrain vehicles  manufactured on or after January 1, 1997, and all off-road vehicles sold in California, model year  1998 or  later,  must be  certified  by the  CARB.  There are two types of certifications  available,  a compliant  certification  ("green  sticker") and a non-compliant certification ("red sticker"). A vehicle certified compliant meets the emission  standards set forth by the  regulation  and when  registered  will receive a green sticker from the Department of Motor Vehicles. The green sticker allows the vehicle to be ridden in any designated riding area at any time during the  year.  A  non-compliant  vehicle  receives  a red  sticker  at the  time of registration.  It limits the use of the vehicle  according  to the  regulations, which may allow for seasonal riding.

We  have  recently  received  Carb  Green  for  our  110CC  ATV,  CARB  and  EPA certificates  for our  150CC  Scooters,  CARB,  EPA,  DOT for our  250CC  Vision
Cruisers and Red Sticker for all of our off road  models,  except for the 110 CC
ATV. We currently have  application  pending for 250CC ATV Mudder,  250CC Eudoro
Dirt Bike and 250CC Sports Bike with the EPA. Beginning in January 2006, uniform federal standards will replace those of individual states, including California, and we are in the  process of  ensuring  that our 2006  models  comply  with the pending reforms.

Patents,  Trademarks,  Franchises,  Concessions,  Royalty  Agreements,  or Labor
Contracts

In order to protect our  valuable  brand names from  competitors,  we have filed trademark  applications  for our most popular product lines;  "URBAN",  "TRAIL",
"TANK" and "VISION" brand names with the U.S.  Patent and Trademark  office.  We intend to apply for additional trademark and copyright protection for any future product offerings.

                                       26

DESCRIPTION OF BUSINESS - continued

RESEARCH AND DEVELOPMENT ACTIVITIES

We have not engaged in any research and development activities.

EMPLOYEES

We currently have a total of eighteen (18) full time employees.

DESCRIPTION OF PROPERTY

Our  principal  office and warehouse is located at 10925 Schmidt Road, El Monte,
CA 91733.  On August 1, 2005, we entered into a lease  agreement  with Jing Jing
Long and Jiang Yong Ji for the  facilities in which we operate.  The term of the lease is 60 months with  monthly  payments of $19,900.  The  landlords  are also officers,  directors  and  majority  shareholders  of the  Company.  SEE CERTAIN
RELATIONSHIPS AND RELATED TRANSACTIONS.

                                LEGAL PROCEEDINGS

We know of no  material,  existing  or pending  legal  proceedings  against  our company,  nor are we involved  as a  plaintiff  in any  material  proceeding  or pending  litigation.  There are no  proceedings  in which any of our  directors, officers or  affiliates,  or any  registered  or beneficial  shareholder,  is an adverse party or has a material interest adverse to our interest.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All of our directors  hold office until the next annual  general  meeting of the shareholders or until their  successors are elected and qualified.  Our officers are  appointed  by our board of directors  and hold office  until their  earlier death, retirement, resignation or removal.

Our directors and executive officers, their ages, positions held are as follows:

NAME                    AGE  POSITION WITH THE COMPANY
----------------------- ---- ------------------------------
Jiangyong Ji             50   Chairman
10925 Schmidt Road
El Monte, CA 91733

Jing Jing Long           53   President, Treasurer and Director
10925 Schmidt Road
El Monte, CA 91733

Jim Ji                   25   Secretary and Director
10925 Schmidt Road
El Monte, CA 91733

BUSINESS EXPERIENCE

The following is a brief  account of the  education  and business  experience of each director,  executive officer and key employee during at least the past five years,  indicating each person's principal occupation during the period, and the name and principal business of the organization by which he or she was employed.

                                       27

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS - continued

Jiangyong  Ji, age 50, has served as CEO and director of Tank Sport,  Inc.  from
March 2001 to present;  served as co-founder  of Steady Star,  Inc, a California
Corporation from 1994 to present; served as President,  CEO and director of LONG
Sa De CV from September 1998 to present;  served as President,  CEO and director of KTMMEX SA DE CV from  February  2002 to  present.  Mr. Ji was the  accounting manager for Beijing Group Wuzhou Hotel,  a hotel  management  company,  from Sep
1987 to Dec 1992. Mr. Ji has a bachelor degree from the Air Force Medical School of People's Republic of China.

Jing Jing Long, age 53, has served as treasurer and director of Tank Sport, Inc.
from March 2001 to present;  served as President and  co-founder of Steady Star,
Inc., a California Corporation from 1994 to present; served as Manager of Panama
Hua Mei Group,  Co. from 1988 to 1991. Ms. Long received a bachelor  degree from
First Army Medical School of People's Republic of China.

Jim Ji, age 25, has served as general  manager,  secretary  and director of Tank
Sports,  Inc. since  September,  2003;  served as Technical  Support  department supervisor of Giga Fast Ethernet, Inc., a California Corporation, from September
1999 to  September  2003.  Mr. Ji has  received  a  bachelor's  degree  from ITT
Technical College.

FAMILY RELATIONSHIPS

Ms. Jing Jing Long is the spouse of Mr.  Jiangyong Ji, and Mr. Jim Ji is the son of Mr. Jiangyong Ji.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

During the past five years, none of our directors, executive officers or persons that may be deemed  promoters is or have been  involved in any legal  proceeding concerning (i) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy  or within two years  prior to that time;  (ii) any  conviction  in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);  (iii) being subject to any order, judgment or decree,  not  subsequently  reversed,  suspended or vacated,  of any court of competent jurisdiction  permanently or temporarily enjoining,  barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity; or (iv) being found by a court, the Securities and Exchange
Commission  or the  Commodity  Futures  Trading  Commission  to have  violated a federal or state  securities or  commodities  law (and the judgment has not been reversed, suspended or vacated).

                             EXECUTIVE COMPENSATION

The following table sets forth certain  information  concerning the compensation paid by our company for services rendered in all capacities to Tank Sports, Inc.
from the 2003 fiscal year ended  February  29, 2004 through the 2005 fiscal year ended  February 28,  2006,  of all  officers  and  directors of our company.  We presently have no pension, health, annuity, insurance, profit sharing or similar benefit plans.  Executive  compensation is subject to change concurrent with our company's requirements.

SUMMARY COMPENSATION TABLE

None of our executive officers received an annual salary and bonus that exceeded
$100,000  during the 2005 fiscal year ending  February 28, 2006.  The  following table sets forth the  compensation  received by Jiangyong Ji, Jing Jing Long and

                                       28

EXECUTIVE COMPENSATION - continued

Jim Ji. We currently do not have any compensation or employment  agreements with any of our executive  officers,  and we do not anticipate entering into any such agreements in the foreseeable future.

                                 ANNUAL COMPENSATION                LONG TERM
                                                                   COMPENSATION
NAME AND               FISCAL        SALARY             OTHER       SECURITIES
PRINCIPAL POSITION       YEAR                                       UNDERLYING
                                                                     OPTIONS
-------------------- --------- --------------------------------- --------------

Jiangyong Ji             2005          12,506.88        -0-            -0-
Chairman                 2004          17,964.23        -0-            -0-
                         2003          25,932.80        -0-            -0-

Jing Jing Long           2005          10,856.40        -0-            -0-
President, Treasurer     2004          16,481.15        -0-            -0-
Director                 2003          24,674.00        -0-            -0-

Jim Ji                   2005          27,527.52        -0-            -0-
Secretary and            2004          24,113.04        -0-            -0-
Director                 2003           1,541.30        -0-            -0-

             EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
                         CHANGE IN CONTROL ARRANGEMENTS

COMPENSATION OF DIRECTORS

Generally,  our  Directors  do not  receive  salaries  or fees  for  serving  as directors,  nor do they receive any compensation  for attending  meetings of the
Board of Directors. Directors are entitled to reimbursement of expenses incurred in attending meetings.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In April 2001,  Steady Star, Inc., an S Corp, owned by Mr. Ji and Ms. Long (each
50%)  ("Steady  Star")  loaned a total of  $90,000  to Tank.  Steady  Star  also invested  $10,000 in "paid in  capital"  into Tank.  Steady Star then become the
100% shareholder of Tank.  Steady Star received 10,000 shares of common stock of
Tank for its $10,000  investment.  The $90,000 was no interest bearing loan with maturation date of April 2002. We were able to fund our start up operations with this loan. As of April 30, 2002, both Steady Star and the Company reached mutual agreement on the extension of the loan for an additional  120 days.  The Company had paid principal in full as of July 21, 2002.

                                       29

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS - continued

On January 30, 2005,  the board of Steady Star  consented  to a  non-liquidation dividend  of  its  ownership  of  the  10,000  shares  of  Tank  to  its  only 2 shareholders, Mr. Ji and Ms. Long, each 5,000 shares.

On March 15, 2005, Mr. Ji gifted a total of 1,501 shares to 8 individuals.

On August 16, 2003,  Tank and Steady Star, a related  company,  jointly  entered into a lease  agreement  for the term of 36  months  with a monthly  payment  of
$7,840,  of which $4,075 was allocated to Tank.  The leased space was located at
1718  Floradale  Ave,  South El Monte,  CA 91733  with  15,404  square  feet for warehouse and office use. As we expanded,  the space lacked efficient  warehouse
space  and  office  presentation   required  for  us  to  further  our  business
development.

On August 1, 2005, Tank entered into a new lease agreement for a new facility in which they  operate.  The Lessors are Mr. Ji and Ms. Long,  whom jointly own the new  warehouse  and  office.  The term of the  lease is 60 months  with  monthly payments of $19,900.  The new space locates at 10925 Schmidt Road, El Monte,  CA
91733 with 27,263  square foot  industrial  building  situated on  approximately
51,400 square foot of land. The new space is adequate for our current operation.

Tank makes  purchase  of products  from third  party  vendors in China by having
Steady Star issuing  letter of credit to the third party vendor when Tank issues purchase order to vendors. Upon end of term of the letter of credit, Tank remits payment to Steady Star, which in turn pays to the vendors. As of the fiscal year ended February 28, 2005 and the nine months ended November 30, 2005, the amounts due to Steady Star were $1,285,894 and $2,917,170 (unaudited) respectively.  The amount is due on demand, interest free and unsecured.

Tank and Steady Star share one credit card, which is commonly held under our two shareholders who are also our directors. The credit card is for business related purposes  only.  Tank and Steady Star makes payments to the credit card for each company's  share of the expenses  accordingly,  each directly to the credit card company.  As of November  30, 2005,  the amount due was $1,610,  which is due on demand, interest free and unsecured.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 25, 2006,  certain  information with respect to the  beneficial  ownership  of our common  stock by each  stockholder known by us to be the  beneficial  owner of more than 5% of our common stock and by each of our current directors and executive officers.  All shares included in the table represent all shares that could be obtained by the individuals  listed within sixty (60) days from the date of this Registration Statement. Each person has sole voting and investment power with respect to the shares of common stock, except  as  otherwise  indicated.  Beneficial  ownership  consists  of a  direct interest in the shares of common stock, except as otherwise indicated.

                                       30

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT - continued

NAME AND ADDRESS OF          AMOUNT AND NATURE OF           PERCENT OF
BENEFICIAL OWNER             BENEFICIAL OWNERSHIP      BENEFICIAL OWNERSHIP
-------------------------  -----------------------  ------------------------
Jiangyong Ji                     2,679,200                   32.97%
Chairman

Jing Jing Long
President, Treasurer             4,000,000                   49.23%
and Director

Jim Ji
Secretary and Director                   0                     0.00%

All Officers, Directors          6,679,200                    81.20%
And 5% Shareholders

CHANGES IN CONTROL

We are unaware of any contract or other  arrangement  the operation of which may at a subsequent date result in a change in control of our Company.

                           DESCRIPTION OF COMMON STOCK

We are authorized to issue 50,000,000  common shares with a par value of $0.001.
As  of  April 25,  2006,  we  had  8,125,700  common  shares  outstanding.  Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to common  stockholders  after  payment to  creditors.  The common  stock is not convertible  or redeemable  and has no  preemptive,  subscription  or conversion rights.  Each  outstanding  share of common stock is entitled to one vote on all matters  submitted to a vote of  stockholders.  There are no  cumulative  voting rights.

The  holders  of  outstanding  shares of common  stock are  entitled  to receive dividends out of assets  legally  available  therefore at such times and in such amounts as our board of directors  may from time to time  determine.  Holders of common stock will share equally on a per share basis in any dividend declared by the board of  directors.  We have not paid any dividends on our common stock and do not  anticipate  paying any cash  dividends on such stock in the  foreseeable future.

In the event of a merger or  consolidation,  all holders of common stock will be entitled to receive the same per share consideration.

                              PLAN OF DISTRIBUTION

The Selling  Shareholders  of the common stock of Tank Sports,  Inc., and any of their  pledgees,  assignees and  successors-in-interest  may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  The sales price to the public has been  determined by the  shareholders  to be $1.00 per  share.  The  price of $1.00 per share  was  arbitrarily  determined  by the
Selling  Shareholders  and bears no relationship to our book value. The price of
$1.00 per share is a fixed  price  until the  securities  are  listed on the OTC

                                       31

PLAN OF DISTRIBUTION - continued

Bulletin Board or other national  exchange,  and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that our shares will be approved for listing on the OTC Bulletin Board.

The Selling  Shareholders may use any one or more of the following  methods when selling shares:

- ordinary  brokerage  transactions and transactions in which the  broker-dealer solicits purchasers;

- block  trades in which the  broker-dealer  will  attempt to sell the shares as agent but may  position  and  resell a  portion  of the  block as  principal  to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the  broker-dealer for its account;

- an  exchange  distribution  in  accordance  with the  rules of the  applicable exchange;

- privately negotiated transactions;

- settlement of short sales entered into after the date of this prospectus;

-  broker-dealers  may agree with the Selling  Shareholders  to sell a specified number of such shares at a stipulated price per share;

- a combination of any such methods of sale;

- through the writing or settlement  of options or other  hedging  transactions, whether through an options exchange or otherwise; or

- any other method permitted pursuant to applicable law.

The  Selling  Shareholders  may  also  sell  shares  under  Rule 144  under  the
Securities Act of 1933, as amended (the "Securities Act"), if available,  rather than under this prospectus.

Broker-dealers  engaged  by the  Selling  Shareholders  may  arrange  for  other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling  Shareholders  (or, if any  broker-dealer  acts as agent  for the  purchaser  of  shares,  from the  purchaser)  in  amounts  to be negotiated.  Each Selling  Shareholders  does not expect these  commissions  and discounts  relating  to its sales of shares to exceed what is  customary  in the types of transactions involved.

In  connection  with the sale of our  common  stock or  interests  therein,  the
Selling  Shareholders may enter into hedging transactions with broker-dealers or other  financial  institutions,  which may in turn  engage in short sales of the common stock in the course of hedging the  positions  they  assume.  The Selling
Shareholders  may also sell shares of our common  stock short and deliver  these securities  to close out their  short  positions,  or loan or pledge  the common stock to  broker-dealers  that in turn may sell these  securities.  The  Selling
Shareholders   may  also  enter   into   option  or  other   transactions   with
broker-dealers  or other  financial  institutions or the creation of one or more derivative  securities which require the delivery to such broker-dealer or other financial  institution of shares offered by this  prospectus,  which shares such

                                       32

PLAN OF DISTRIBUTION - continued

broker-dealer  or  other  financial  institution  may  resell  pursuant  to this prospectus (as supplemented or amended to reflect such transaction).

The Selling  Shareholders and any  broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters"  within the meaning of the
Securities Act in connection  with such sales.  In such event,  any  commissions received  by such  broker-dealers  or agents and any profit on the resale of the shares  purchased  by them  may be  deemed  to be  underwriting  commissions  or discounts  under the Securities  Act. Each Selling  Shareholder  has informed us that it does not have any agreement or  understanding,  directly or  indirectly, with any person to distribute the common stock.

We are required to pay certain fees and expenses  incurred by us incident to the registration of the shares.

Because the Selling  Shareholders may be deemed to be "underwriters"  within the meaning of the Securities  Act, they will be subject to the prospectus  delivery requirements of the Securities Act. In addition,  any securities covered by this prospectus  which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this  prospectus.  Currently  there are no shares of our common stock eligible for resale pursuant to Rule 144. Each
Selling  Shareholders  has  advised  us that  they  have  not  entered  into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in  connection  with the proposed sale of the resale shares by the
Selling Shareholders.

The resale shares will be sold only through  registered  or licensed  brokers or dealers if required under  applicable  state  securities  laws. In addition,  in certain  states,  the  resale  shares  may not be sold  unless  they  have  been registered or qualified for sale in the  applicable  state or an exemption  from the registration or qualification requirement is available and is complied with.

Under  applicable  rules and  regulations  under the  Exchange  Act,  any person engaged in the distribution of the resale shares may not  simultaneously  engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the  distribution.  In addition,  the
Selling  Shareholders  will be subject to applicable  provisions of the Exchange
Act and the rules and regulations thereunder,  including Regulation M, which may limit the timing of  purchases  and sales of shares of our  common  stock by the
Selling Shareholders or any other person. We will make copies of this prospectus available  to the Selling  Shareholders  and have  informed  them of the need to deliver a copy of this  prospectus to each  purchaser at or prior to the time of the sale.

Notwithstanding  statements  above,  the  maximum  commission  or discount to be received by any NASD  member or  independent  broker/dealer  will not be greater than eight (8) percent for the sale of any securities being registered  pursuant to SEC Rule 415.
                              SELLING SHAREHOLDERS

The Selling  Shareholders  may offer and sell,  from time to time, any or all of the common stock registered pursuant to this Registration Statement. Because the
Selling  Shareholders may offer all or only some portion of the 1,446,500 shares of common stock to be  registered,  no estimate can be given as to the amount or percentage  of these  shares of common  stock  that will be held by the  selling stockholders upon termination of the offering.

                                       33

SELLING  SHAREHOLDERS  -  continued  The  following  table  sets  forth  certain information  regarding the beneficial ownership of shares of common stock by the
Selling  Shareholders  as of April 25, 2006,  and the number of shares of common stock covered by this  prospectus.  The number of shares in the table represents an estimate of the number of shares of common stock to be offered by the selling stockholder.  None  of  the  Selling  Shareholders  is a  broker-dealer,  or  an affiliate of a broker-dealer to our knowledge.

Selling Shareholders

Shares of Common  Stock  Owned Prior to  Offering  Shares of Common  Stock to be
Offered for Sale Shares of Common Stock Owned After the Offering  Percentage  of
Common Stock Owned Before the  Offering  Percentage  of Common Stock Owned After
the Offering How Selling Shareholders originally obtained their shares.

                                                                                   Percentage     How Selling
                                                  Shares of       Shares of        Percentage of   of Common      Shareholders
 Selling Shareholders          Shares of Common   Common Stock    Common Stock     Common Stock    Stock Owned    originally
                               Stock Owned        to be Offered   Owned  After     Owned Before    After the      obtained
                               Prior to Offering  for Sale        the Offering     the Offering    Offering       their shares
 ----------------------------- ------------------ --------------- ---------------- --------------- -------------- ---------------
                                                                                                                  Gifted by
                                                                                                                  existing
 Richard Lui                   150,400            150,400         0                1.85%           0              shareholder
                                                                                                                  on March 15,
                                                                                                                  2005
 ----------------------------- ------------------ --------------- ---------------- --------------- -------------- ---------------
                                                                                                                  Gifted by
                                                                                                                  existing
 Mui Hoo Lui Chong             150,400            150,400         0                1.85%           0              shareholder
                                                                                                                  on March 15,
                                                                                                                  2005
 ----------------------------- ------------------ --------------- ---------------- --------------- -------------- ---------------
                                                                                                                  Gifted by
                                                                                                                  existing
 Monica Ning Na Ding           149,600            149,600         0                1.84%           0              shareholder
                                                                                                                  on March 15,
                                                                                                                  2005
 ----------------------------- ------------------ --------------- ---------------- --------------- -------------- ---------------

                                       34

                                                                                   Percentage     How Selling
                                                  Shares of       Shares of        Percentage of   of Common      Shareholders
 Selling Shareholders          Shares of Common   Common Stock    Common Stock     Common Stock    Stock Owned    originally
                               Stock Owned        to be Offered   Owned  After     Owned Before    After the      obtained
                               Prior to Offering  for Sale        the Offering     the Offering    Offering       their shares
 ----------------------------- ------------------ --------------- ---------------- --------------- -------------- ---------------

                                                                                                                  154,400
                                                                                                                  shares were
                                                                                                                  gifted by
                                                                                                                  existing
                                                                                                                  shareholder
 Yang Jie Ou                   162,400            162,400         0                2.00%           0              on March 15,
                                                                                                                  2005
                                                                                                                  8,000 shares
                                                                                                                  was purchased
                                                                                                                  from Reg S in
                                                                                                                  October 2005
 ----------------------------- ------------------ --------------- ---------------- --------------- -------------- ---------------
                                                                                                                  154,400
                                                                                                                  shares were
                                                                                                                  gifted by
                                                                                                                  existing
                                                                                                                  shareholder
 Li Yan Lu                     155,400            155,400         0                1.91%           0              on March 15,
                                                                                                                  2005
                                                                                                                  1,000 shares
                                                                                                                  was purchased
                                                                                                                  from Reg S in
                                                                                                                  October 2005
 ----------------------------- ------------------ --------------- ---------------- --------------- -------------- ---------------
                                                                                                                  153,600
                                                                                                                  shares were
                                                                                                                  gifted by
                                                                                                                  existing
                                                                                                                  shareholder
 Yong Tao Jiang                153,800            153,800         0                1.89%           0              on March 15,
                                                                                                                  2005
                                                                                                                  200 shares
                                                                                                                  was purchased
                                                                                                                  from Reg S in
                                                                                                                  October 2005
 ----------------------------- ------------------ --------------- ---------------- --------------- -------------- ---------------
                                                                                                                  144,400
                                                                                                                  shares were
                                                                                                                  gifted by
                                                                                                                  existing
                                                                                                                  shareholder
 Rui Quan Wu                   194,000            194,000         0                2.39%           0              on March 15,
                                                                                                                  2005
                                                                                                                  50,000 shares
                                                                                                                  was purchased
                                                                                                                  from Reg S in
                                                                                                                  October 2005
 ----------------------------- ------------------ --------------- ---------------- --------------- -------------- ---------------

                                       35

                                                                                   Percentage     How Selling
                                                  Shares of       Shares of        Percentage of   of Common      Shareholders
 Selling Shareholders          Shares of Common   Common Stock    Common Stock     Common Stock    Stock Owned    originally
                               Stock Owned        to be Offered   Owned  After     Owned Before    After the      obtained
                               Prior to Offering  for Sale        the Offering     the Offering    Offering       their shares
 ----------------------------- ------------------ --------------- ---------------- --------------- -------------- ---------------
                                                                                                                  214,000
                                                                                                                  shares were
                                                                                                                  gifted by
                                                                                                                  existing
                                                                                                                  shareholder
 Haiyan Chu                    214,000            214,000         0                2.63%           0              on March 15,
                                                                                                                  2005
                                                                                                                  70,000 shares
                                                                                                                  was purchased
                                                                                                                  from Reg S in
                                                                                                                  October 2005
 ----------------------------- ------------------ --------------- ---------------- --------------- -------------- ---------------
                                                                                                                  purchased
 Yun Qi                        8,000              8,000           0                0.10%           0              from Reg S in
                                                                                                                  October 2005
 ----------------------------- ------------------ --------------- ---------------- --------------- -------------- ---------------
                                                                                                                  purchased
 Li Chen                       2,000              2,000           0                0.02%           0              from Reg S in
                                                                                                                  October 2005
 ----------------------------- ------------------ --------------- ---------------- --------------- -------------- ---------------
                                                                                                                  purchased
 Chang Zheng Lei               1,800              1,800           0                0.02%           0              from Reg S in
                                                                                                                  October 2005
 ----------------------------- ------------------ --------------- ---------------- --------------- -------------- ---------------
                                                                                                                  purchased
 Jiang Huai Ji                 1,500              1,500           0                0.02%           0              from Reg S in
                                                                                                                  October 2005
 ----------------------------- ------------------ --------------- ---------------- --------------- -------------- ---------------
 Ming Yang                     400                400             0                0.00%           0              purchased
                                                                                                                  from Reg S in
                                                                                                                  October 2005
 ----------------------------- ------------------ --------------- ---------------- --------------- -------------- ---------------
                                                                                                                  purchased
 Li Li                         1,000              1,000           0                0.01%           0              from Reg S in
                                                                                                                  October 2005
 ----------------------------- ------------------ --------------- ---------------- --------------- -------------- ---------------
                                                                                                                  purchased
 Wei An Tang                   600                600             0                0.01%           0              from Reg S in
                                                                                                                  October 2005
 ----------------------------- ------------------ --------------- ---------------- --------------- -------------- ---------------
                                                                                                                  purchased
 Yan Liang Chen                300                300             0                0.00%           0              from Reg S in
                                                                                                                  October 2005
 ----------------------------- ------------------ --------------- ---------------- --------------- -------------- ---------------
                                                                                                                  purchased
 Ling Chen                     200                200             0                0.00%           0              from Reg S in
                                                                                                                  October 2005
 ----------------------------- ------------------ --------------- ---------------- --------------- -------------- ---------------
                                                                                                                  purchased
 Yun Yue Lin                   100                100             0                0.00%           0              from Reg S in
                                                                                                                  October 2005
 ----------------------------- ------------------ --------------- ---------------- --------------- -------------- ---------------

                                       36

                                                                                   Percentage     How Selling
                                                  Shares of       Shares of        Percentage of   of Common      Shareholders
 Selling Shareholders          Shares of Common   Common Stock    Common Stock     Common Stock    Stock Owned    originally
                               Stock Owned        to be Offered   Owned  After     Owned Before    After the      obtained
                               Prior to Offering  for Sale        the Offering     the Offering    Offering       their shares
 ----------------------------- ------------------ --------------- ---------------- --------------- -------------- ---------------
                                                                                                                  purchased
 Ju Huang                      100                100             0                0.00%           0              from Reg S in
                                                                                                                  October 2005
 ----------------------------- ------------------ --------------- ---------------- --------------- -------------- ---------------
                                                                                                                  purchased
 Xin Jun Mao                   100                100             0                0.00%           0              from Reg S in
                                                                                                                  October 2005
 ----------------------------- ------------------ --------------- ---------------- --------------- -------------- ---------------
                                                                                                                  purchased
 Zhi Qian Zeng                 4,000              4,000           0                0.05%           0              from Reg S in
                                                                                                                  October 2005
 ----------------------------- ------------------ --------------- ---------------- --------------- -------------- ---------------
                                                                                                                  purchased
 Jin Li Zhou                   1,000              1,000           0                0.01%           0              from Reg S in
                                                                                                                  October 2005
 ----------------------------- ------------------ --------------- ---------------- --------------- -------------- ---------------
                                                                                                                  purchased
 Zhi Yi Xue                    10,000             10,000          0                0.12%           0              from Reg S in
                                                                                                                  October 2005
 ----------------------------- ------------------ --------------- ---------------- --------------- -------------- ---------------
                                                                                                                  purchased
 Xiao Ling Long                10,000             10,000          0                0.12%           0              from Reg S in
                                                                                                                  October 2005
 ----------------------------- ------------------ --------------- ---------------- --------------- -------------- ---------------
                                                                                                                  purchased
 Yuk Lan Tse                   20,000             20,000          0                0.25%           0              from Reg S in
                                                                                                                  October 2005
 ----------------------------- ------------------ --------------- ---------------- --------------- -------------- ---------------
                                                                                                                  purchased
 Pei Yong                      5,000              5,000           0                0.06%           0              from Reg S in
                                                                                                                  October 2005
 ----------------------------- ------------------ --------------- ---------------- --------------- -------------- ---------------
                                                                                                                  purchased
 Jian Nong Yong                5,000              5,000           0                0.06%           0              from Reg S in
                                                                                                                  October 2005
 ----------------------------- ------------------ --------------- ---------------- --------------- -------------- ---------------
                                                                                                                  purchased
 Ming Xue                      5,000              5,000           0                0.06%           0              from Reg S in
                                                                                                                  October 2005
 ----------------------------- ------------------ --------------- ---------------- --------------- -------------- ---------------
                                                                                                                  purchased
 Ling Ji                       20,000             20,000          0                0.25%           0              from Reg S in
                                                                                                                  October 2005
 ----------------------------- ------------------ --------------- ---------------- --------------- -------------- ---------------
                                                                                                                  purchased
 Yu Jun Wang                   2,000              2,000           0                0.02%           0              from Reg S in
                                                                                                                  October 2005
 ----------------------------- ------------------ --------------- ---------------- --------------- -------------- ---------------
                                                                                                                  purchased
 Maribel Roblero Garcia        3,000              3,000           0                0.04%           0              from Reg S in
                                                                                                                  October 2005
 ----------------------------- ------------------ --------------- ---------------- --------------- -------------- ---------------
                                                                                                                  purchased
 Estela Guadalupe Hernandez    1,000              1,000           0                0.01%           0              from Reg S in
 Velazo                                                                                                           October 2005
 ----------------------------- ------------------ --------------- ---------------- --------------- -------------- ---------------

                                       37

                                                                                   Percentage     How Selling
                                                  Shares of       Shares of        Percentage of   of Common      Shareholders
 Selling Shareholders          Shares of Common   Common Stock    Common Stock     Common Stock    Stock Owned    originally
                               Stock Owned        to be Offered   Owned  After     Owned Before    After the      obtained
                               Prior to Offering  for Sale        the Offering     the Offering    Offering       their shares
 ----------------------------- ------------------ --------------- ---------------- --------------- -------------- ---------------
                                                                                                                  purchased
 Edgar Valencia Gonzalez       1,000              1,000           0                0.01%           0              from Reg S in
                                                                                                                  October 2005
 ----------------------------- ------------------ --------------- ---------------- --------------- -------------- ---------------
                                                                                                                  purchased
 Blanca Vazquez Sanchez        400                400             0                0.00%           0              from Reg S in
                                                                                                                  October 2005
 ----------------------------- ------------------ --------------- ---------------- --------------- -------------- ---------------
                                                                                                                  purchased
 Wen Kun Wang                  3,000              3,000           0                0.04%           0              from Reg S in
                                                                                                                  October 2005
 ----------------------------- ------------------ --------------- ---------------- --------------- -------------- ---------------
                                                                                                                  purchased
 Yu Shuang Ou                  5,000              5,000           0                0.06%           0              from Reg S in
                                                                                                                  October 2005
 ----------------------------- ------------------ --------------- ---------------- --------------- -------------- ---------------
                                                                                                                  purchased
 Ning Chen                     5,000              5,000           0                   0.06%        0              from Reg S in
                                                                                                                  October 2005
 ----------------------------- ------------------ --------------- ---------------- --------------- -------------- ---------------
 Total                         1,446,500          1,446,500       0                   17.80%       0
 ----------------------------- ------------------ --------------- ---------------- --------------- -------------- ---------------

We will require the Selling  Shareholders to suspend the sales of the securities offered  by this  prospectus  upon the  occurrence  of any event  that makes any statement in this prospectus or the related registration statement untrue in any material  respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

                                  LEGAL MATTERS

The validity of the common stock offered by this prospectus has been passed upon by The O'Neal Law Firm, P.C., 17100 East Shea Boulevard,  Suite 400-D,  Fountain
Hills, Arizona 85268.

                                 TRANSFER AGENT

Our transfer  agent is First American Stock  Transfer,  706 E. Bell Road,  Suite
202, Phoenix, Arizona 85022.

                                     EXPERTS

The financial  statements of Tank included in this  registration  statement have been audited by Kabani & Company,  Inc.,  Certified Public  Accountants,  to the
extent and for the period set forth in their reports appearing  elsewhere in the registration  statement,  and are included in reliance  upon such reports  given upon the authority of said firms as experts in auditing and accounting.

                                       38

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this  prospectus  as having  prepared or certified any part of this  prospectus or having given an opinion upon the validity of the securities  being  registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had,  or is to  receive,  in  connection  with the  offering,  a  substantial interest,  directly or  indirectly,  in the  registrant or any of its parents or subsidiaries.  Nor was any such person  connected  with the registrant or any of its parents,  subsidiaries  as a promoter,  managing or  principal  underwriter, voting trustee, director, officer or employee.

CHANGES IN AND  DISAGREEMENTS  WITH  ACCOUNTANTS  ON  ACCOUNTING  AND  FINANCIAL
DISCLOSURE

There have been no changes in and/or  disagreements with Kabani & Company,  Inc.
on accounting and financial disclosure matters.

                          DISCLOSURE OF SEC POSITION OF
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 204 of the California  General  Corporation Law permits a corporation to include in its Articles of Incorporation  provisions eliminating or limiting the personal  liability of directors for monetary damages in an action brought by or in the right of the  corporation  for breach of a director's  fiduciary  duties,
subject  to  certain   limitations.   Section  317  of  the  California  General
Corporation  Law requires a  corporation  to indemnify  its  directors and other agents to the extent they incur  expenses  in  successfully  defending  lawsuits brought  against them by reason of their status as directors or agents.  Section
317 also permits a corporation  to indemnify its directors and other agents to a greater extent than specifically required by law.

Our Articles of Incorporation,  as amended,  eliminate the personal liability of directors of the Company for monetary damages to the fullest extent  permissible under California law. Our Bylaws require that our company, to the maximum extent permitted by California  law,  indemnify  each of our agents  against  expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection  with any proceeding  arising by reason of the fact such person is or was an agent of Tank. The term "agent"  includes any person who (i) is or was a director,  officer, employee or other agent of Tank; (ii) is or was serving at the  request  of Tank,  as a  director,  officer,  employee  or agent of another business  entity;  or (iii)  was a  director,  officer,  employee  or agent of a corporation which was a predecessor corporation of Tank or of another enterprise at the request of such predecessor corporation.

The effect of these provisions in our Articles of Incorporation and Bylaws is to eliminate  our  ability  and  that  of  our  shareholders  (through  shareholder derivative  suits) to recover  monetary  damages  against a  director  except as limited by California law. These provisions do not limit or eliminate the rights of  Tank  or  those  of any  shareholder  to seek  non-monetary  relief.  In any proceeding  arising  by  reason of the fact a person is or was an agent of Tank, the agent will be  indemnified  if he or she acted in good faith and in a manner the person  reasonably  believed to be in the best interests of the  corporation and, in the case of a criminal  proceeding,  had no reasonable  cause to believe the conduct of the person was  unlawful.  There can be no  indemnification  with respect  to any matter as to which the agent is  adjudged  to be liable to Tank,

                                       39

DISCLOSURE OF SEC POSITION OF  INDEMNIFICATION  FOR SECURITIES ACT LIABILITIES -
continued

unless  and only to the  extent  that the  court in which  such  proceeding  was brought determines upon application that, in view of all of the circumstances of the case, the agent is fairly and reasonably  entitled to indemnity for expenses as the court shall deem proper.

Insofar as indemnification  for liabilities  arising under the Securities Act of
1933 may be  permitted  to  directors,  officers  or  persons  controlling  Tank pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange  Commission,  such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual,  quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.  You may read and copy any document we file at the  Commission's  Public  Reference Room 100 F
Street,  N.E.,  Washington,  D.C. You may obtain information on the operation of the Public Reference Room by calling the Commission at  1-800-SEC-0330.  You can also  obtain  copies  of our  Commission  filings  by going to the  Commission's website at http://www.sec.gov.

We have  filed  with the  Securities  and  Exchange  Commission  a  registration statement on Form SB-2,  under the Securities Act with respect to the securities offered  under this  prospectus.  This  prospectus,  which  forms a part of that registration  statement,  does  not  contain  all  information  included  in the registration  statement.  Certain information is omitted and you should refer to the  registration  statement  and its  exhibits.  The  Internet  site of the SEC contains  reports,  proxy and  information  statements,  and  other  information regarding issuers that file electronically with the SEC.

No finder,  dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such  information or  representation  must not be relied  upon as having been  authorized  by Tank
Sports,  Inc.  This  prospectus  does  not  constitute  an  offer  to  sell or a solicitation  of an offer to buy any of the securities  offered hereby by anyone in any  jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or  solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this  prospectus  nor any sale made hereunder  shall,  under any circumstances,  create any implication that the information  contained herein is correct as of any time subsequent to the date of this prospectus.

                                       40

                          PART 1. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

Index to Financial Statements                                          Page

Financial Statements for nine months ending 11/30/2005

                                       41

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Board of Directors and Shareholders
Tank Sports, Inc.

We have  audited  the  accompanying  balance  sheet of Tank  Sports,  Inc. as of
February 28, 2005 and the related statements of operations, stockholders' equity and cash flows for each of the two years in the period ended  February 28, 2005.
These financial  statements are the responsibility of the Company's  management.
Our responsibility is to express an opinion on these financial  statements based on our audits.

We conducted our audits of these  statements in accordance with the standards of the Public Company Accounting  Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable  assurance about whether the financial  statements  are free of material  misstatement.  An audit includes  examining,  on a test  basis,  evidence  supporting  the  amounts  and disclosures in the financial  statements.  An audit also includes  assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in all  material  respects,  the  financial  position of Tank Sports,  Inc.,  as of
February 28, 2005 and the results of its  operations and its cash flows for each of the two years in the period  ended  February  28, 2005,  in  conformity  with accounting principles generally accepted in the United States of America.

The Company's  financial  statements are prepared  using the generally  accepted accounting  principles  applicable to a going concern,  which  contemplates  the realization  of assets and  liquidation  of  liabilities in the normal course of business.  The Company has accumulated  deficit of $587,953 at February 28, 2005 including a net loss of $121,478 during the year ended February 28, 2005.  These factors as discussed in Note 3 to the financial  statements,  raises substantial doubt about the Company's  ability to continue as a going concern.  Management's plans in regard to these  matters are also  described  in Note 3. The  financial statements do not include any adjustments  that might result from the outcome of this uncertainty.

KABANI & COMPANY, INC.
CERTIFIED PUBLIC ACCOUNTANTS
------------------------------

Los Angeles, California
September 12, 2005

                                       42

                                TANK SPORTS, INC.
                                 BALANCE SHEETS
                                February 28, 2005

                                     ASSETS

CURRENT ASSETS
   Cash & cash equivalents                                     $        40,941
   Accounts receivable, net                                             90,400
   Other receivable                                                     23,000
   Inventory                                                           333,094
   Prepaid expense                                                       6,243

                                                                    ----------
           Total current assets                                        493,678

PROPERTY AND EQUIPMENT, NET                                             15,862

LOANS RECEIVABLE                                                       196,618

OTHER ASSETS                                                            24,123

                                                                    ----------
TOTAL ASSETS                                                   $       730,281
                                                                    ==========

           LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
   Due to affiliate                                            $     1,285,894
   Other payables                                                       16,287
   Accrued liabilities                                                   6,053

                                                                    ----------
           Total current liabilities                                 1,308,234

COMMITMENTS

STOCKHOLDERS' DEFICIT
   Share capital ($0.001 par value, authorized 50,000,000 shares,
     issued and outstanding 8,000,000 shares)                           10,000
   Accumulated deficit                                                (587,953)

                                                                    ----------
           Total stockholders' deficit                                (577,953)

                                                                    ----------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                    $       730,281
                                                                    ==========

The accompanying notes are an integral part of these financial statements

                                       43

                                TANK SPORTS, INC.
                            STATEMENTS OF OPERATIONS
           FOR THE YEARS ENDED FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

                                                                    Years Ended
                                                            February 28,   February 29,
                                                                   2005           2004

                                                            -----------    -----------

REVENUE                                                     $ 2,858,609    $ 1,886,237

COST OF GOODS SOLD                                            2,170,044      1,409,157

                                                            -----------    -----------
GROSS PROFIT                                                    688,565        477,080

OPERATING EXPENSES
               Selling expenses                                 299,832        159,850
               General and administrative expenses              510,077        396,758
                                                            -----------    -----------
                    Total operating expenses                    809,909        556,608

                                                            -----------    -----------
INCOME (LOSS) FROM OPERATIONS                                  (121,344)       (79,528)

NON-OPERATING INCOME (EXPENSES)
               Other income                                         765             38
               Interest income (expense)                           (899)          (647)
                                                            -----------    -----------
                    Total non-operating income (expenses)          (134)          (609)

                                                            -----------    -----------
NET INCOME (LOSS)                                           $  (121,478)   $   (80,137)
                                                            ===========    ===========

WEIGHTED AVERAGE SHARES OF SHARE CAPITAL
OUTSTANDING, BASIC AND DILUTED *                              8,000,000      8,000,000
                                                            ===========    ===========

BASIC AND DILUTED NET INCOME (LOSS) PER SHARE               $     (0.02)   $     (0.01)
                                                            ===========    ===========

       * The basic and diluted net income (loss) per share has been restated to retroactively effect a 1:800 forward stock split on October 10, 2005

The accompanying notes are an integral part of these financial statements

                                       44

                                TANK SPORTS, INC.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
                 FOR THE YEARS ENDED FEBRUARY 28, 2005 AND 2004

                                                               Common Stock
                                                         -----------------------                 Total
                                                         Number of               Accumulated  stockholders'
                                                           shares       Amount     Deficit      deficit
                                                         ---------   ---------   ---------    ---------

Balance at February 28, 2003                             8,000,000   $  10,000   $(386,338)   $(376,338)

Net loss for the year ended February 29, 2004                 --          --       (80,137)     (80,137)
                                                         ---------   ---------   ---------    ---------
Balance at February 29, 2004                             8,000,000      10,000    (466,475)    (456,475)

Net loss for the year ended February 28, 2005                 --          --      (121,478)    (121,478)
                                                         ---------   ---------   ---------    ---------
Balance at February 28, 2005 *                           8,000,000   $  10,000   $(587,953)   $(577,953)
                                                         =========   =========   =========    =========

* Total  number  of issued  and  outstanding  shares  of  common  stock has been restated to retroactively effect a 1:800 forward stock split

The accompanying notes are an integral part of these financial statements

                                       45

                                TANK SPORTS, INC.
                             STATEMENT OF CASH FLOWS
           FOR THE YEARS ENDED FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

                                                                 Years Ended
                                                            February   February
                                                            28, 2005   29, 2004
                                                            ---------    ---------

CASH FLOWS FROM OPERATING ACTIVITIES
   Net income (loss)                                        $(121,478)   $ (80,137)
   Adjustments to reconcile net income (loss) to net cash
   provided by operating activities:

             Depreciation and amortization                      6,203        3,334

             (Increase) decrease in current assets:
                      Accounts receivable                      (2,231)      58,764
                      Other receivable                        (23,000)        --
                      Inventory                               359,284      (65,248)
                      Prepaid expense                            (214)      (4,634)
                      Other assets                             10,417      (23,520)

             Increase (decrease) in current liabilities:
                      Due to affiliate                       (187,195)     232,269
                      Other payables                          (17,942)      29,519
                      Accrued liabilities                         997        4,251

                                                            ---------    ---------
   Net cash provided by operating activities                   24,841      154,598
                                                            ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
             Payment  on purchase of property                    (629)     (20,809)
             Loans receivable                                 (50,167)    (146,451)

                                                            ---------    ---------
   Net cash used in investing activities                      (50,796)    (167,260)
                                                            ---------    ---------

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS            (25,954)     (12,662)

CASH & CASH EQUIVALENTS, BEGINNING BALANCE                     66,896       79,558
                                                            ---------    ---------

CASH & CASH EQUIVALENTS, ENDING BALANCE                     $  40,941    $  66,896
                                                            =========    =========

The accompanying notes are an integral part of these financial statements

                                       46

                                TANK SPORTS, INC.
                          NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Tank  Sports  ("Tank" or "the  Company")  was  incorporated  on March 5, 2001 as
Bi-Tank,   Inc.  On  June  21,  2004,  the  Company   amended  its  Articles  of
Incorporation  and changed its name to Tank Sports,  Inc. The Company is located in the city of South El Monte, California,  U.S.A. The Company is engaged in the
sales  and  distribution  of  high  quality   recreational  and   transportation
motorcycles,  all-terrain vehicles ("ATVs"), dirt bikes, scooters, and Go Karts.
The Company's motorcycles and ATVs products are manufactured in China.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial  statements in conformity  with generally  accepted accounting principles requires management to make estimates and assumptions that affect  the  reported  amounts  of assets  and  liabilities  and  disclosure  of contingent  assets and  liabilities at the date of the financial  statements and the  reported  amounts of revenues  and expenses  during the  reporting  period.
Actual results could differ from those estimates.

Cash and cash equivalents

Cash  and cash  equivalents  include  cash on hand  and  cash in time  deposits, certificates  of deposit and all highly  liquid debt  instruments  with original maturities of three months or less.

Accounts receivable and other receivable

Accounts  receivable and other  receivable are recorded at net realizable  value consisting of the carrying amount less an allowance for uncollectible  accounts, as needed.

The  Company  maintains   reserves  for  potential  credit  losses  on  accounts
receivable.  Management  reviews  the  composition  of accounts  receivable  and
analyzes  historical  bad  debts,  customer   concentrations,   customer  credit
worthiness,  current economic trends and changes in customer payment patterns to evaluate  the  adequacy  of these  reserves.  Terms of the  sales  vary from COD through a credit term up to 10 days and 30 days. Reserves are recorded primarily on a specific  identification  basis.  Allowance for doubtful  debts amounted to
$40,783 as of February 28, 2005.

Inventory

Inventories  are valued at the lower of cost  (determined on a weighted  average basis) or market.  Management  compares the cost of inventories  with the market value and an allowance is made for writing  down the  inventories  to the market value, if lower.  Inventories  comprised of finished goods amounting $333,094 as of February 28, 2005.

Loans receivable

On January 10, 2004 and  December  20,  2004,  the Company  loaned  $146,451 and
$50,167 to two unrelated parties at interest rate of 6% per annum. The loans are unsecured,  both  principal  and  interest  are  payable on January 10, 2007 and
December 20, 2007, respectively.

                                       47

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Other assets

Other assets comprised of deposits amounting $24,123 as of February 28, 2005.

Machinery and equipment

Machinery and Equipment are stated at cost.  Expenditures  for  maintenance  and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized.  When property and equipment are retired or otherwise  disposed of,  the  related  cost  and  accumulated  depreciation  are  removed  from  the
respective   accounts,   and  any  gain  or  loss  is  included  in  operations.
Depreciation  of  equipment  is  provided  using the  straight-line  method  for substantially  all assets with estimated  lives of 5 years for office  equipment and  machinery.  The following were the details of the property and equipment as of February 28, 2005:

            Machinery & equipment                       $24,382
            Less:  Accumulated depreciation              (8,520)
                                                      ---------
            Net                                        $ 15,862
                                                     ==========

Due to affiliate

The Company issues purchase orders to third party vendors in China. However, the third party  vendors are paid by a US company  owned by the  shareholder  of the
Company.  This  affiliated  company  issues letter of credit in favor of vendors when the Company issues purchase order to the vendors. The Company makes payment to this affiliated company, which in turn pays to the vendors. The amount due to this  affiliate  were  $1,285,894 as of February 28, 2005.  The amount is due on demand, interest free and unsecured.

Long-lived assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting
Standards  No. 144,  "Accounting  for the  Impairment  or Disposal of Long-Lived
Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment  or  disposal  of  long-lived  assets and  supersedes  SFAS No.  121,
"Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to
be Disposed Of," and the accounting and reporting  provisions of APB Opinion No.
30,  "Reporting  the  Results of  Operations  for a  Disposal  of a Segment of a
Business." The Company  periodically  evaluates the carrying value of long-lived assets  to be held and used in  accordance  with  SFAS  144.  SFAS 144  requires impairment  losses to be recorded on long-lived  assets used in operations  when indicators of impairment are present and the  undiscounted  cash flows estimated to be generated by those assets are less than the assets' carrying  amounts.  In that  event,  a loss is  recognized  based on the  amount by which the  carrying amount  exceeds  the  fair  market  value  of the  long-lived  assets.  Loss  on long-lived  assets to be disposed of is determined in a similar  manner,  except that fair  market  values are  reduced  for the cost of  disposal.  Based on its review,  the Company  believes  that,  as of February  28,  2005,  there were no significant impairments of its long-lived assets.

                                       48

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Fair value of financial instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial  instruments,  requires that the Company  disclose  estimated  fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current  liabilities  qualifying as financial instruments are a reasonable estimate of fair value.

Revenue recognition

The  Company's  revenue  recognition  policies  are  in  compliance  with  Staff accounting  bulletin (SAB) 104. Sales revenue is recognized when the delivery is completed, the price is fixed or determinable,  no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue  recognition are satisfied to be recorded as unearned revenue.

The  Company  determines  title  transfer  based  upon  delivery  date.  For the customers with FOB shipping term,  the Company  recognizes  sales and determines title  transferred  when delivery of items takes place. For the customers on CNF
(cost and freight), the Company recognizes sales and determines title has passed when goods arrive in the port of destination.

Advertising costs

The Company expenses the cost of advertising as incurred or, as appropriate, the first time the advertising  takes place.  Advertising  costs for the years ended
February 29, 2004 and February 28, 2005 were $18,037 and $50,772, respectively.

Stock-based compensation

In October  1995,  the FASB  issued SFAS No. 123,  "Accounting  for  Stock-Based
Compensation".  SFAS No. 123 prescribes  accounting and reporting  standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting  Principles
Board Opinion No. 25,  "Accounting  for stock issued to employees"  (APB 25) and related  interpretations  with  pro  forma  disclosure  of what net  income  and earnings  per share would have been had the  Company  adopted the new fair value method. The Company uses the intrinsic value method prescribed by APB 25 and has opted for the disclosure provisions of SFAS No.123.

Income taxes

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the  recognition of deferred tax assets and  liabilities for the expected future tax  consequences of events that have been included in the financial  statements or tax returns. Under this method,  deferred income taxes are recognized for the tax consequences in future years of differences  between the tax bases of assets and liabilities and their financial  reporting  amounts at each period end based on enacted tax laws and statutory  tax rates  applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established,  when  necessary,  to reduce  deferred  tax  assets  to the  amount expected to be realized.

Basic and diluted net income (loss) per share

Net income (loss) per share is  calculated  in accordance  with the Statement of financial  accounting  standards  No. 128 (SFAS No. 128),  "Earnings per share".
SFAS No. 128 superseded  Accounting Principles Board Opinion No.15 (APB 15). Net
income  (loss) per share for all periods  presented has been restated to reflect the  adoption of SFAS No. 128.  Basic net income  (loss) per share is based upon

                                       49

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

the weighted  average  number of common shares  outstanding.  Diluted net income
(loss) per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised.  Dilution is computed by applying the treasury stock method.  Under this method,  options and warrants are assumed to be exercised at the  beginning of the period (or at the time of issuance,  if later),  and as if funds obtained  thereby were used to purchase common stock at the average market price during the period.

Recent pronouncements

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R").  FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based  compensation  issued to employees.  FAS
No. 123R is effective  beginning in the Company's second quarter of fiscal 2006.
The Company  believes  that the adoption of this  standard will have no material impact on its financial statements.

In May  2005,  the FASB  issued  SFAS No.  154,  "Accounting  Changes  and Error
Corrections."  This  statement  applies to all  voluntary  changes in accounting principle and requires  retrospective  application to prior  periods'  financial
statements   of  changes  in   accounting   principle,   unless  this  would  be
impracticable.  This statement also makes a distinction  between  "retrospective application"  of an  accounting  principle  and the  "restatement"  of financial statements to reflect the  correction of an error.  This  statement is effective for accounting  changes and corrections of errors made in fiscal years beginning after  December  15,  2005.  We are  evaluating  the effect the adoption of this interpretation  will have on its financial  position,  cash flows and results of operations.

In June 2005,  the EITF reached  consensus on Issue No.  05-6,  Determining  the
Amortization Period for Leasehold Improvements ("EITF 05-6.") EITF 05-6 provides guidance on  determining  the  amortization  period for  leasehold  improvements acquired in a business  combination or acquired  subsequent to lease  inception.
The guidance in EITF 05-6 will be applied  prospectively  and is  effective  for periods  beginning  after June 29,  2005.  EITF 05-6 is not  expected  to have a material effect on its consolidated financial position or results of operations.

3. GOING CONCERN

The  accompanying  financial  statements  have been prepared in conformity  with generally accepted accounting  principles which contemplate  continuation of the
Company as a going  concern.  However,  the Company has  accumulated  deficit of
$587,953  including a net loss of $121,478  during the year ended  February  28,
2005.  The losses have adversely  affected the liquidity of the Company.  Losses might continue for the immediate future.  The Company faces some business risks, which  includes but not limited to, its ability to maintain  vendor and supplier relationships by making timely payments when due.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded  asset amounts shown in the  accompanying  balance sheet is dependent  upon continued  operations of the Company,  which in turn is dependent upon the Company's  ability to raise additional  capital,  to increase more sales and to succeed in its future operations.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and  classification  of liabilities that might be necessary should the Company be unable to continue as a going concern.

                                       50

3. GOING CONCERN - continued

Management  has taken the following  steps to revise its operating and financial requirements,  which it believes are  sufficient to provide the Company with the ability to continue as a going concern.  Management devoted  considerable effort towards (i) build  "Tank"  brand (ii) set up sales  channels  to increase  sales
(iii) liquidate less profitable  products,  and focus on selling more profitable motorcycles (vi) obtain additional  equity.  Management  believes that the above actions  will allow the Company to continue  operations  through the next fiscal year.

4. SHAREHOLDERS' EQUITY

In April 2001,  Steady Star, Inc. became a 100%  shareholder of the Company.  On
January 30, 2005,  the board of Steady Star,  Inc.  consented a  non-liquidating dividend of its  ownership of the 10,000 pre  forward-split  shares (note 11) of the Company (5,000 pre forward-split  shares each) to Steady Star, Inc.'s only 2 shareholders. On March 15, 2005, one of the shareholders gifted a total of 1,501 pre-split shares of his portion to 8 individuals.

5. INCOME TAXES

The Company  incurred net  operating  losses for tax  purposes of  approximately
$544,717 through February 28, 2005.  Differences between financial statement and tax losses consist  primarily of bad debts  allowance of $40,783 at February 28,
2005.  The net operating loss carry forward may be used to reduce taxable income through the year 2025.  Net  operating  loss for carry  forward for the State of
California  is generally  available to reduce  taxable  income  through the year
2010.  The  availability  of the Company's  net operating  loss carry forward is subject to limitation if there is a 50% or more positive change in the ownership of the Company's  stock.  The  provision for income taxes  consists of the state minimum tax imposed on corporations.

The gross deferred tax asset  balances,  due to net operating loss carry forward and  allowance  for bad debts,  were  $217,887 as of February  28,  2005. A 100%
valuation allowance has been established against the deferred tax assets, as the utilization of the loss carry forward cannot  reasonably be assured.  Components of deferred tax assets at February 28, 2005 are as follows:

Net operating loss                            $   234,200
Allowance for bad debt                            (16,313)
                                              -----------
Deferred tax asset                                217,887
Less: valuation allowance                        (217,887)
                                              -----------
                                              $        -
                                              ===========

                                       51

5. INCOME TAXES - continued

The following is a reconciliation  of the provision for income taxes at the U.S.
federal and  California  state income tax rate to the income taxes  reflected in the Statements of Operations:

                                           February 28,     February 29,
                                              2005              2004
Tax expense (credit)
at statutory rate-federal                    (34)%             (34)%
State tax expense net of federal tax         (6)              (6)
Changes in valuation allowance                40                40
                                      ------------    --------------
Tax expense at actual rate                     -                 -
                                      ============    ==============

6. BASIC AND DILUTED NET LOSS PER SHARE

Net income (loss) per share is  calculated  in accordance  with the Statement of financial  accounting  standards  No. 128 (SFAS No. 128),  "Earnings per share".
Basic net income (loss) per share is based upon the weighted  average  number of common shares  outstanding.  Diluted net income (loss) per share is based on the assumption that all dilutive convertible shares and stock options were converted or  exercised.  Weighted  average  number of shares  used to  compute  basic and diluted loss per share is the same since there are no dilutive  securities.  The basic and diluted net income (loss) per share has been restated to retroactively effect a 1:800 forward stock split on October 10, 2005.

7. CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Company had four major vendors that each provided over 10 % of the Company's purchases  for the year ended  February 29,  2004.  Total  purchases  from these vendors were 91 % of the Company's total inventory  purchases for the year ended
February 29, 2004. The Company had two major vendors that each provided over 10%
of the Company's inventory for the year ended February 28, 2005. Total purchases from these vendors were 85% of the Company's total  inventory  purchases for the year ended February 28, 2005.

There were no major  customers  whose  purchases  accounted  for over 10% of the
Company's  total  revenue for the year ended  February 29,  2004.  There was one major  customer whose  purchases  accounted for 13% of the total revenue for the year  ended  February  28,  2005.  The total  receivable  balance  due from this customer was $12,892 as of February 28, 2005.

8. SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company  prepares its statements of cash flows using the indirect  method as defined  under the Financial  Accounting  Standard No. 95. The Company paid $647 and $899 for  interest  for the years ended  February  29, 2004 and February 28,
2005, respectively. The Company paid $800 each year for income tax for the years ended February 29, 2004 and February 28, 2005.

                                       52

9. RELATED PARTIES

Lease commitment

In  August  16,  2003,  Tank and its  affiliated  company  entered  into a lease agreement for the facilities in which they operate.  The term of the lease is 36 months  with  monthly  payments  of  $7,840,  of which  approximately  $4,075 is allocated  to Tank.  Rent  expense  was  $37,903 and $63,170 for the years ended
February 29, 2004 and February 28, 2005.

On August 1,  2005,  Tank  entered  into  another  lease  agreement  for the new facilities in which they operate.  The lessors are Tank's 2 shareholders who are also Tank's directors.  The term of the lease is 60 months with monthly payments of $19,900.

Minimum  annual  rent  payments  for  Tank  for  each of the  next 5  years  are approximately $238,800 each year.

Due to related parties and purchases

The Company  purchases  from third party  vendors in China.  However,  the third party vendors are paid by a US company owned by some of the  shareholders of the
Company.  This  affiliated  company  issues letter of credit in favor of vendors when the Company issues purchase order to the vendors. The Company makes payment to this affiliated company,  which in turn pays to the vendors.  The amounts due to this affiliate were  $1,285,894 as of February 28, 2005. The amount is due on demand, interest free and unsecured.

10. RECLASSIFICATIONS

Certain prior period  amounts have been  reclassified  to conform to the current year presentation.

11. SUBSEQUENT EVENTS (unaudited)

On October 10,  2005,  Tank  Sports,  Inc.  amended its articles to increase its number of authorized shares from 1,000,000 to 50,000,000 shares, at par value of
$0.001 and a forward split of 800 shares for one. The financial  statements have been retroactively restated for the effects of forward stock splits.

On October 10, 2005,  Tank Sports,  Inc. board consented a Regulation S offering of 300,000  shares of common  stock at $1.00 per share.  As of October 30, 2005,
Tank  Sports,  Inc.  closed the  Regulation  S offering  and was able to collect
$125,700 from 34 shareholders.

                                       53

             Financial Statements for nine months ending 11/30/2005

                                TANK SPORTS, INC.
                                  BALANCE SHEET
                                NOVEMBER 30, 2005
                                   (UNAUDITED)

                                     ASSETS
                                     ------
CURRENT ASSETS
   Cash & cash equivalents                            $    65,616
   Accounts receivable, net                               324,962
   Other receivable                                        31,590
   Inventory                                            2,152,376
   Prepaid expense                                         16,940

                                                      -----------
              Total current  assets                     2,591,484

PROPERTY AND EQUIPMENT, NET                                64,075

LOANS RECEIVABLE                                          196,618

OTHER ASSETS                                               24,423

                                                      -----------
TOTAL ASSETS                                     $      2,876,600
                                                      ===========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------
CURRENT LIABILITIES
   Accounts payable                                   $   102,114
   Accrued liabilities                                    153,411
   Customer deposit                                        99,951
   Loan payable                                             1,960
   Due to related parties                                   2,251
   Due to affiliate                                     2,917,170

                                                      -----------
              Total current liabilities                 3,276,857

LONG TERM LIABILITIES
   Loan payable                                            35,454

                                                      -----------
              Total liabilities                         3,312,312

COMMITMENTS

STOCKHOLDERS' DEFICIT
   Common stock (authorized 50,000,000 shares,
    $0.001 par value,  issued and outstanding
    8,125,700 shares)                                       8,126
   Additional paid in capital                             127,574
   Accumulated deficit                                   (571,412)

                                                      -----------
              Total stockholders' deficit                (435,712)

                                                      -----------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT           $ 2,876,600
                                                      ===========

             The accompanying notes are an integral part of these
                         unaudited financial statements

                                       54

                                TANK SPORTS, INC.
                            STATEMENTS OF OPERATIONS
      FOR THE THREE AND NINE MONTH PERIODS ENDED NOVEMBER 30, 2005 AND 2004
                                   (UNAUDITED)

                                                        Three Month Periods Ended    Nine Month Periods Ended
                                                       November 30,  November 30,   November 30,    November 30,
                                                           2005           2004           2005            2004
                                                      -----------    -----------    -----------    -----------

REVENUE                                               $ 3,099,860    $   764,763    $ 5,722,220    $ 2,178,860

COST OF GOODS SOLD                                      2,353,305        624,973      4,170,942      1,735,070

                                                      -----------    -----------    -----------    -----------
GROSS PROFIT                                              746,555        139,790      1,551,278        443,790

OPERATING EXPENSES
       Selling expenses                                   341,392         67,076        598,888        195,265
       General and administrative expenses                423,200        100,286        934,647        354,063
                                                      -----------    -----------    -----------    -----------
              Total operating expenses                    764,592        167,363      1,533,535        549,328

                                                      -----------    -----------    -----------    -----------
INCOME (LOSS) FROM OPERATIONS                             (18,037)       (27,572)        17,743       (105,539)

NON-OPERATING INCOME (EXPENSES)
       Other income                                          --             --              258            762
       Interest income (expense)                             (631)          --           (1,460)             3
                                                      -----------    -----------    -----------    -----------
              Total non-operating income (expenses)          (631)          --           (1,202)           766

                                                      -----------    -----------    -----------    -----------
NET INCOME (NET LOSS)                                 $   (18,667)   $   (27,572)   $    16,541    $  (104,773)
                                                      ===========    ===========    ===========    ===========

WEIGHTED AVERAGE SHARES OF SHARE CAPITAL
OUTSTANDING, BASIC AND DILUTED                          8,044,202      8,000,000      8,014,627      8,000,000
                                                      ===========    ===========    ===========    ===========

BASIC AND DILUTED NET INCOME (NET LOSS) PER SHARE     $     (0.00)   $     (0.00)   $      0.00    $     (0.01)
                                                      ===========    ===========    ===========    ===========

* The basic and  diluted  net  income  (loss)  per  share has been  restated  to retroactively effect a 1:800 forward stock split on October 10, 2005

              The accompanying notes are an integral part of these
                         unaudited financial statements

                                       55

                                TANK SPORTS, INC.
                             STATEMENT OF CASH FLOWS
           FOR THE NINE MONTH PERIODS ENDED NOVEMBER 30, 2005 AND 2004
                                   (UNAUDITED)

                                                                     2005           2004
                                                                -----------    -----------

CASH FLOWS FROM OPERATING ACTIVITIES
   Net Income (Net Loss)                                        $    16,541    $  (104,771)
   Adjustments to reconcile net income (net loss) to net cash provided by (used in) operating activities:

      Depreciation and amortization                                   7,902          4,219

      (Increase) decrease in current assets:
         Accounts receivable                                       (234,562)       (33,984)
         Other receivable                                            (8,590)       (23,000)
         Inventory                                               (1,819,282)       182,440
         Prepaid expense                                            (11,497)         6,030
         Other assets                                                   500           (103)

      Increase (decrease) in current liabilities:
         Accounts payable                                           102,114           --
         Customer deposit                                            92,951          8,516
         Due to affiliate                                         1,633,527         (1,003)
         Other payables                                                --            3,998
         Accrued liabilities                                        142,604         (5,058)

                                                                -----------    -----------
   Net cash provided by (used in) operating activities              (77,792)        37,284
                                                                -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
      Payment  on purchase of property                              (17,579)          (629)
      Loans receivable                                                 --          (50,167)

                                                                -----------    -----------
   Net cash used in investing activities                            (17,579)       (50,796)
                                                                -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
      Loan repayment                                                 (5,654)        (2,942)
      Capital contribution                                          125,700           --

                                                                -----------    -----------
   Net cash provided by (used in) financing activities              120,046         (2,942)
                                                                -----------    -----------

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS                   24,675        (16,454)

CASH & CASH EQUIVALENTS, BEGINNING BALANCE                           40,941         66,896
                                                                -----------    -----------

CASH & CASH EQUIVALENTS, ENDING BALANCE                         $    65,616    $    50,442
                                                                ===========    ===========

              The accompanying notes are an integral part of these
                         unaudited financial statements

                                       56

                                TANK SPORTS, INC.
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Tank Sports,  Inc.  ("Tank" or "the Company") was  incorporated  in the state of
California  on March 5,  2001.  The  Company  is located in the city of South El
Monte,  California,  U.S.A. The Company is engaged in the sales and distribution
of  high  quality  recreational  and  transportation  motorcycles,   all-terrain
vehicles ("ATVs"), dirt bikes, scooters, and Go Karts. The Company's motorcycles and ATVs products are manufactured in China.

Basis of Preparation

The  accompanying   Interim  Condensed  Financial  Statements  are  prepared  in accordance with rules set forth in Retaliation SB of the Securities and Exchange
Commission.  As said, these  statements do not include all disclosures  required under generally  accepted  principles and should be read in conjunction with the audited  financial  statements  for the year ended  February  28,  2005.  In the opinion of management, all adjustments consisting of normal reoccurring accruals have been made to the  financial  statements.  The results of operation  for the nine months  ended  November  30,  2005 are not  necessarily  indicative  of the results to be expected for the fiscal year ending February 28, 2006.

Reclassifications

Certain prior period  amounts have been  reclassified  to conform to the current period presentation.

2. RECENT PRONOUNCEMENTS

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R").  FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based  compensation  issued to employees.  FAS
No. 123R is effective  beginning in the Company's second quarter of fiscal 2006.
The Company  believes  that the adoption of this  standard will have no material impact on its financial statements.

In May  2005,  the FASB  issued  SFAS No.  154,  "Accounting  Changes  and Error
Corrections."  This  statement  applies to all  voluntary  changes in accounting principle and requires  retrospective  application to prior  periods'  financial
statements   of  changes  in   accounting   principle,   unless  this  would  be
impracticable.  This statement also makes a distinction  between  "retrospective application"  of an  accounting  principle  and the  "restatement"  of financial statements to reflect the  correction of an error.  This  statement is effective for accounting  changes and corrections of errors made in fiscal years beginning after  December  15,  2005.  We are  evaluating  the effect the adoption of this interpretation  will have on its financial  position,  cash flows and results of operations.

In June 2005,  the EITF reached  consensus on Issue No.  05-6,  Determining  the
Amortization Period for Leasehold Improvements ("EITF 05-6.") EITF 05-6 provides guidance on  determining  the  amortization  period for  leasehold  improvements acquired in a business  combination or acquired  subsequent to lease  inception.
The guidance in EITF 05-6 will be applied  prospectively  and is  effective  for periods  beginning  after June 29,  2005.  EITF 05-6 is not  expected  to have a material effect on its consolidated financial position or results of operations.

                                       57

3. GOING CONCERN

The  accompanying  financial  statements  have been prepared in conformity  with generally accepted accounting  principles which contemplate  continuation of the
Company as a going concern.  The Company has accumulated deficit of $571,412 and negative  working  capital of $685,373 as of November 30, 2005.  The losses have adversely  affected the liquidity of the Company.  Losses might continue for the immediate future.  The Company faces some business risks, which includes but not limited to, its ability to maintain vendor and supplier  relationships by making timely payments when due.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded  asset amounts shown in the  accompanying  balance sheet is dependent  upon continued  operations of the Company,  which in turn is dependent upon the Company's  ability to raise additional  capital,  to increase more sales and to succeed in its future operations.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and  classification  of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management  has taken the following  steps to revise its operating and financial requirements,  which it believes are  sufficient to provide the Company with the ability to continue as a going concern.  Management devoted  considerable effort towards (i) build  "Tank"  brand (ii) set up sales  channels  to increase  sales
(iii) liquidate less profitable  products,  and focus on selling more profitable motorcycles (vi) obtain additional equity.

Management  believes  that the above  actions will allow the Company to continue operations through the next fiscal year.

4. LOAN RECEIVABLE

On January 10, 2004 and  December  20,  2004,  the Company  loaned  $146,451 and
$50,167 to two unrelated parties at interest rate of 6% per annum. The loans are unsecured,  both  principal  and  interest  are  payable on January 10, 2007 and
December 20, 2007, respectively.

5. INCOME TAXES

Through  November 30, 2005,  the Company  incurred net operating  losses for tax purposes of approximately $564,202.  Differences between financial statement and tax losses consist primarily of bad debts allowance of $7,210 as of November 30,
2005.  The net operating loss carry forward may be used to reduce taxable income through the year 2025.  Net  operating  loss for carry  forward for the State of
California  is generally  available to reduce  taxable  income  through the year
2010.  The  availability  of the Company's  net operating  loss carry forward is subject to limitation if there is a 50% or more positive change in the ownership of the Company's  stock.  The  provision for income taxes  consists of the state minimum tax imposed on corporations.

The gross  deferred tax asset  balance,  due to net operating loss carry forward and  allowance  for bad debts,  as of  November  30, 2005 was  $225,681.  A 100%
valuation allowance has been established against the deferred tax assets, as the utilization of the loss carry forward cannot  reasonably be assured.  Components of deferred tax assets at November 30, 2005 are as follows:

                                       58

5. INCOME TAXES - continued

Net operating loss                                $    228,565
Allowance for bad debt                                  (2,884)
                                                  ------------
Deferred tax asset                                     225,681
Less: valuation allowance                             (225,681)
                                                  ------------
                                                  $        -
                                                  ============

The following is a reconciliation  of the provision for income taxes at the U.S.
federal and  California  state income tax rate to the income taxes  reflected in the Statements of Operations:

                                                      November 30,  November 30,
                                                          2005          2004

Tax expense (credit) at statutory rate-federal            34%         (34)%
State tax expense net of federal tax                       6          (6)
Changes in valuation allowance                           (40)          40
                                                  ------------   -----------
Tax expense at actual rate                                 -             -
                                                  ============   ===========

6. BASIC AND DILUTED NET INCOME (NET LOSS) PER SHARE

Net income (net loss) per share is calculated  in accordance  with the Statement of financial  accounting standards No. 128 (SFAS No. 128), "Earnings per share".
Basic net income (net loss) per share is based upon the weighted  average number of common shares  outstanding.  Diluted net income (net loss) per share is based on the assumption  that all dilutive  convertible  shares and stock options were converted or exercised.  Weighted average number of shares used to compute basic and diluted loss per share is the same since there are no dilutive securities.

7. STOCKHOLDERS' EQUITY

On October 10,  2005,  Tank  Sports,  Inc.  amended its articles to increase its number of authorized shares from 1,000,000 to 50,000,000 shares, at par value of
$0.001 and a forward split of 800 shares for one. The financial  statements have been retroactively restated for the effects of forward stock splits.

On October 10, 2005,  Tank Sports,  Inc. board consented a Regulation S offering of 300,000  shares of common  stock at $1.00 per share.  As of October 30, 2005,
Tank Sports,  Inc. closed the Regulation S offering,  125,700 shares were issued and collected $125,700 from 34 shareholders.

On November 23,  2005,  the Company  filed a  registration  statement  under the
Securities Act of 1933 (SB-2) to register  1,446,500 shares of its common stock.
The  registration  statement  is under  the  review  of  Security  and  Exchange
Commission.  Neither  the  Securities  and  Exchange  Commission  nor any  state securities commission has approved or disapproved of these securities.

                                       59

8. SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company  prepares its statements of cash flows using the indirect  method as defined under the Financial Accounting Standard No. 95.

The  Company  paid $0 and $800 for income tax in the nine  month  periods  ended
November  30, 2005 and 2004,  respectively.  The Company  paid $1,460 and $0 for interest  during  the nine  month  periods  ended  November  30,  2005 and 2004, respectively.

9. RELATED PARTIES

On August 1,  2005,  Tank  entered  into  another  lease  agreement  for the new facilities in which they operate.  The lessors are Tank's two  shareholders  who are also  Tank's  directors.  The term of the  lease is 60 months  with  monthly payments  of $19,900.  As of November  30,  2005,  the amount due was $641.  The amount is due on demand, interest free and unsecured.

Minimum  annual rent  expense for Tank for the year  subsequent  to November 30,
2005 is as follows:

                  Period                                Amount
                  1 year after November 30, 2005     $ 238,800

Rent  expenses  were  $117,221  and  $55,020  for the nine month  periods  ended
November 30, 2005 and 2004, respectively.

Tank and its  affiliated  company  share one credit  card.  The credit card is a commonly held card under Tank's 2  shareholders  who are also Tank's  directors.
The credit card is for business  related  purposes only. Tank and its affiliated company will make payments for each company's share of the expenses  accordingly directly to the credit card company. As of November 30, 2005, the amount due was
$1,610. The amount is due on demand, interest free and unsecured.

The Company issues purchase orders to third party vendors in China. However, the third party vendors are paid by a US company  owned by some of the  shareholders of the Company.  This  affiliated  company  issues  letter of credit in favor of vendors when the Company issues purchase order to the vendors. The Company makes payment to this  affiliated  company,  which in turn pays to the vendors.  As of
November 30, 2005, the amount due to this affiliate was  $2,917,170.  The amount is due on demand, interest free and unsecured.

10. COMMITMENT

On August 16, 2003,  Tank and its  affiliated  company  commonly  entered into a lease agreement for the facilities in which they operate.  The term of the lease is 36 months with monthly payments of $7,840, of which  approximately  $4,075 is allocated to Tank. The minimum annual rent expense for this lease  agreement for the year subsequent to November 30, 2005 is $34,638.

On August 1,  2005,  Tank  entered  into  another  lease  agreement  for the new facilities in which they operate.  The lessors are Tank's 2 shareholders who are also Tank's directors.  The term of the lease is 60 months with monthly payments of $19,900.

                                       60

                      Dealer Prospectus Delivery Obligation

Until 90 days  from  the  effective  date of this  Registration  Statement,  all
dealers  that  effect   transactions  in  these   securities,   whether  or  not
participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's  obligation  to deliver a prospectus  when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                       61

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 204 of the California  General  Corporation Law permits a corporation to include in its Articles of Incorporation  provisions eliminating or limiting the personal  liability of directors for monetary damages in an action brought by or in the right of the  corporation  for breach of a director's  fiduciary  duties,
subject  to  certain   limitations.   Section  317  of  the  California  General
Corporation  Law requires a  corporation  to indemnify  its  directors and other agents to the extent they incur  expenses  in  successfully  defending  lawsuits brought  against them by reason of their status as directors or agents.  Section
317 also permits a corporation  to indemnify its directors and other agents to a greater extent than specifically required by law.

Our Articles of Incorporation,  as amended,  eliminate the personal liability of directors of the Company for monetary damages to the fullest extent  permissible under California law. Our Bylaws require that our company, to the maximum extent permitted by California  law,  indemnify  each of our agents  against  expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection  with any proceeding  arising by reason of the fact such person is or was an agent of Tank. The term "agent"  includes any person who (i) is or was a director,  officer, employee or other agent of Tank; (ii) is or was serving at the  request  of Tank,  as a  director,  officer,  employee  or agent of another business  entity;  or (iii)  was a  director,  officer,  employee  or agent of a corporation which was a predecessor corporation of Tank or of another enterprise at the request of such predecessor corporation.

The effect of these provisions in our Articles of Incorporation and Bylaws is to eliminate  our  ability  and  that  of  our  shareholders  (through  shareholder derivative  suits) to recover  monetary  damages  against a  director  except as limited by California law. These provisions do not limit or eliminate the rights of  Tank  or  those  of any  shareholder  to seek  non-monetary  relief.  In any proceeding  arising  by  reason of the fact a person is or was an agent of Tank, the agent will be  indemnified  if he or she acted in good faith and in a manner the person  reasonably  believed to be in the best interests of the  corporation and, in the case of a criminal  proceeding,  had no reasonable  cause to believe the conduct of the person was  unlawful.  There can be no  indemnification  with respect  to any matter as to which the agent is  adjudged  to be liable to Tank, unless  and only to the  extent  that the  court in which  such  proceeding  was brought determines upon application that, in view of all of the circumstances of the case, the agent is fairly and reasonably  entitled to indemnity for expenses as the court shall deem proper.

                                       62

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following  table sets forth the estimated  expenses in connection  with this registration:

SEC Registration Fees                                 $     170.37

Printing and Engraving Fees (1)                       $   3,000.00

Accounting Fees and Expenses                          $  42,500.00

Legal Fees and Expenses                               $  24,000.00

Transfer Agent Fees and Expenses (1)                  $     750.00
------------------------------------------------------------------
TOTAL                                                 $  70,420.37

(1) We have estimated these amounts.

                     RECENT SALES OF UNREGISTERED SECURITIES

From October 10, 2005 through October 30, 2005, we conducted an offering of 125,
700 shares of our common stock to 34 investors residing in China and Mexico at a price of $1.00 per share for an aggregate value to our company of $125,700.

We relied upon  Regulation  S of the  Securities  Act of 1933,  as amended  (the
"Act").  Our  officers  and  directors  determined  the  sophistication  of  our investors, as the investors were all foreign accredited investors. Each investor completed a  subscription  agreement  whereby the investors  certified that they were purchasing the shares for their own accounts,  with investment intent. This offering was not accompanied by general  advertisement  or general  solicitation and the shares were issued with a Rule 144  restrictive  legend.  No shares were sold to investors residing within the United States of America. In addition,  we complied with the applicable requirements of Rules 902 and 903 of the Act.

                                    EXHIBITS

Exhibit # Description
---------  --------------------------------------
3.1        Articles of Incorporation (1)
3.2        Amendment to Articles of Incorporation (1)
3.3        Amendment to Articles of Incorporation (1)
3.4        Bylaws (1)
4.1        Office and Warehouse Lease (1)
4.2A       Minutes of Special Meeting of Board of Directors (2)
4.2B       Minutes of Special Meeting of Board of Directors (2)
4.3        Old Office and Warehouse Lease (2)
5.1        Opinion and Consent of Counsel
23.1       Consent of Independent Auditor

(1) Incorporated by reference from Form SB-2/A filed November 23, 2005
(2) Incorporated by reference from Form SB-2/A filed February 14, 2006

                                       63

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1) To file,  during  any  period in which  offers or sales  are  being  made,  a post-effective amendment to this registration statement:

(a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective  amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing,  any  increase or decrease  in volume of  securities  offered (if the total dollar value of  securities  offered  would not exceed that which is being registered)  any  deviation  from the high or low end of the  estimated  maximum range may be  reflected  in the form of  prospectus  filed  with the  commission pursuant  to Rule 424(b) if, in the  aggregate,  the changes in volume and price represent no more than a 20% change in the maximum aggregate  offering price set
forth  in  the  "Calculation  of  Registration   Fee"  table  in  the  effective
registration statement; and

(c) To include any  additional or changed  material  information  on the plan of distribution.

2) For determining liability under the Securities Act, treat each post-effective amendment  as a new  registration  statement of the  securities  offered and the offering of the securities at that time to be the initial bona fide offering.

3) File a  post-effective  amendment  to  remove  from  registration  any of the securities being registered, which remain unsold at the end of the offering.

4) Insofar as indemnification  for liabilities  arising under the Securities Act of 1933 may be  permitted to  directors,  officers or persons  controlling  Tank pursuant to provisions  of the State of  California  or otherwise,  we have been advised that, in the opinion of the  Securities  and Exchange  Commission,  such indemnification  is  against  public  policy  as  expressed  in that Act and is, therefore, unenforceable.

In the event that a claim for  indemnification  against such liabilities  (other than the  payment by us of expenses  incurred or paid by a director,  officer or controlling  person  of us in the  successful  defense  of any  action,  suit or proceeding)  is  asserted by such  director,  officer or  controlling  person in connection with the securities being registered,  we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate  jurisdiction the question whether such  indemnification by us is against  public policy as expressed in the  Securities  Act and we will be governed by the final adjudication of such issue.

                                       64

                                   SIGNATURES

In accordance  with the  requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the  requirements  for  filing  on  Form  SB-2  and has  authorized  this registration statement to be signed on its behalf by the undersigned in the city of El Monte, California on April 25, 2006.

                                TANK SPORTS, INC.

By:  /s/ Jing Jong Long
     --------------------------
     Jing Jong Long,
     Principal Executive Officer

By: /s/ Jing Jong Long
   ----------------------------
   Jing Jong Long
   Principal Financial Officer
   Principal Accounting Officer

In accordance  with the  requirements of the Securities Act of 1933, as amended, this  registration  statement  has been signed by the  following  persons in the capacities and on the dates indicated.

Date: April 25, 2006                          /s/ Jiangyong Ji
                                             -------------------------------
                                             Jiangyong Ji, Chairman

Date: April 25, 2006                          /s/ Jing Jing Long
                                             -------------------------------
                                             Jing Jing Long, President, Director

Date: April 25, 2006                          /s/ Jim Ji
                                             ------------------------------
                                             Jim Ji, Director

                                       65